Exhibit 10.2

Execution

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of July 12, 2013 (this “Amendment No. 4”), is by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement as defined below (in such capacity, together with its successors and assigns, and any replacement, in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Colt Defense LLC, a Delaware limited liability company (“Parent”), Colt Canada Corporation, a Nova Scotia corporation (“Canadian Borrower” and, together with Parent, each individually an “Existing Borrower” and collectively, “Existing Borrowers”), Colt Finance Corp., a Delaware corporation (“Colt Finance”), Colt Defense Technical Services LLC, a Delaware limited liability company (“CDTS”), Colt International Coöperatief U.A., a cooperative formed under Dutch law (“Dutch Holdings” and, together with Colt Finance and CDTS, each individually an “Existing Guarantor” and collectively, “Existing Guarantors”), New Colt Acquisition Corp., a Delaware corporation (“Acquisition Sub”), which on the Amendment No. 4 Effective Date will be merged with and into New Colt Holding Corp. (with New Colt as hereinafter defined as the surviving corporation), a Delaware corporation (“New Colt” and, together with Acquisition Sub and Existing Guarantors, each individually a “Guarantor” and collectively, “Guarantors”), and Colt’s Manufacturing Company LLC, a Delaware limited liability company (“CMC” and together with Existing Borrowers, each individually, a “Borrower” and collectively, “Borrowers”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Existing Borrowers and Existing Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Existing Borrowers as set forth in the Credit Agreement dated as of September 29, 2011, by and among Agent, Lenders, Borrowers and Guarantor, as amended by Amendment No. 1 to Credit Agreement and Waiver, dated as of February 24, 2012, Amendment No. 2 to Credit Agreement and Consent, dated as of March 22, 2013, Amendment No. 3 to Credit Agreement and Consent, dated as of June 19, 2013, and Amendment No. 4 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Acquisition Sub, Parent and New Colt and certain stockholder representatives are parties to the Agreement and Plan of Merger, dated as of July 12, 2013 (the “Acquisition Agreement”), pursuant to which Acquisition Sub will merge with and into New Colt with New Colt as the surviving entity (the “Merger”);

WHEREAS, in connection with the Merger, Borrowers have advised that (a) the Borrowers and Guarantors will enter into the Acquisition Documents (as hereinafter defined) and (b) Acquisition Sub will receive a term loan from the lenders under the Term Loan Agreement (as hereinafter defined) in the principal amount of $50,000,000 on the terms and conditions set forth in the Term Loan Agreement, dated July 12, 2013 among Parent, certain affiliates of Parent, the lenders party hereto and Cortland Capital Market Services LLC as agent;

WHEREAS, Borrowers and Guarantors have advised that (a) upon the effectiveness of the Acquisition, Borrowers have requested that CMC will be joined to the existing financing arrangements as a Borrower and New Colt and Acquisition Sub be joined to the existing financing arrangements as Guarantors and (b) within ninety (90) days after the Merger, the Loan Parties will consummate the Post-Closing Restructuring Transactions;

WHEREAS, in connection with the foregoing, Borrowers and Guarantors have requested certain amendments be made to the Credit Agreement and Agent and Lenders are willing to make such amendments, subject to the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 4, Agent, Lenders, Borrowers and Guarantor intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions.  Schedule 1.1 of the Credit Agreement is hereby amended to include, in addition and not in limitation, each of the following definitions:

(i) “ABL Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

(ii) “Acquisition” means the acquisition by Parent of all of the equity interests of New Colt on the Amendment No. 4 Effective Date.

(iii) “Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of July 12, 2013, by and among Parent, Acquisition Sub, New Colt, Donald E. Zilkha and Edward L. Koch III as stockholder representatives with respect to the Merger.

(iv) “Acquisition Documents” means the Acquisition Agreement, together with all other documents and agreements entered into in connection with the Merger.

(v) “Acquisition Sub” means New Colt Acquisition Corp., a Delaware corporation, which on the Amendment No. 4 Effective Date will merge with and into New Colt with New Colt as the surviving entity.

(vi) “Amendment No. 4” shall mean this Amendment No. 4 to Credit Agreement by and among Parent, Colt Canada, Colt Finance, CDTS, Dutch Holdings, Acquisition Sub, CMC, New Colt, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(vii) “Amendment No. 4 Effective Date” means the date on which all conditions precedent to Amendment No. 4 have been satisfied.

(viii) “Annualized” means, with respect to the calculation of any amount at the end of any four (4) fiscal quarter period ending September 30, 2013, December 31, 2013 or March 31, 2014, the following: (i) with respect to fiscal quarter ended September 30, 2013, the aggregate amount at the end of such fiscal quarter multiplied by 4, (ii) with respect to fiscal quarter ended December 31, 2013, the aggregate amount at the end of the two consecutive fiscal quarters ended December 31, 2013 multiplied by 2, and (iii) with respect to fiscal quarter ended March 31, 2014, the aggregate amount at the end of the three consecutive fiscal quarters ended March 31, 2014 multiplied by 4/3.

(ix) “Certificate of Merger” means the Certificate of Merger executed by Acquisition Sub and New Colt with respect to the Merger and duly filed with the Secretary of State of the State of Delaware.

(x) “Closing Date Transactions” means, collectively, the transactions contemplated by the Loan Documents, the Acquisition Documents (including, without limitation, the Merger) and the Term Loan Documents, as amended in connection with each of the foregoing.

(xi) “CMC” means Colt’s Manufacturing Company LLC, a Delaware limited liability company.

(xii) “Collateral Assignment” means the Collateral Assignment of Acquisition Documents, dated as of the date hereof, and in form and substance reasonably satisfactory to Agent, made by Parent, Acquisition Sub and New Colt in favor of Agent.

(xiii)  “Consulting Agreement” means the Consulting Services Agreement, dated as of July 12, 2013, by and between Parent and Sciens Institutional Services LLC, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof, pursuant to which Parent engaged Sciens Institutional Services LLC to provide certain consulting services.

(xiv) “Covered Claims” shall have the meaning given to such term in the Litigation Management Agreement, dated as of July 12, 2013, by and among, Parent, New Colt, Colt’s Manufacturing, and each of the Stockholder Representatives (as defined therein) signatory thereto, as in effect on the Closing Date.

(xv) “Excluded Issuance” means means (a) the issuance of Qualified Equity Interests of the Parent to directors, officers and employees of the Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of the Parent and permitted under this Agreement), (b) in the event that Parent or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Qualified Equity Interests to Parent or such Subsidiary, as applicable, (c) the issuance of Qualified Equity Interests of Parent in order to finance (i) the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition or an Investment permitted under clause (w)(ii) of the definition of Permitted Investments, (ii) Capital

Expenditures permitted under this Agreement, and/or (iii) so long as no Default or Event of Default shall have occurred and be continuing, for working capital purposes of Parent and its Subsidiaries (other than for the prepayment of Indebtedness permitted under Section 6.7(a)(iii)), (d) the issuance of Qualified Equity Interests of Parent in order to fund the prepayment of Indebtedness permitted under Section 6.7(a)(iii) and (e) the issuance of Qualified Equity Interests by a Subsidiary of Parent to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) through (e) above, but solely to the extent that (i) in the case of clauses (a) through (e) above, prior to the issuance of any such Qualified Equity Interests, Administrative Borrower has provided Agent with written notice of Borrowers’ intention to apply the proceeds of such Qualified Equity Interests in accordance with clause (a), (b), (c), (d) or (e) above, and (ii) in the case of clauses (c)(i), (c)(ii) and (d) above, the use of the proceeds of such issuance or sale of Qualified Equity Interests occurs substantially contemporaneously with the issuance or sale of such Qualified Equity Interests.

(xvi) “Employee Litigation Escrow Fund” shall have the meaning given to such term in the Escrow Agreement, dated as of July 12, 2013, by and among Parent, the Stockholder Representatives (as defined therein) signatory thereto and Bank of America, as escrow agent, as in effect on the Closing Date.

(xvii) “Extraordinary Receipts” means any payments in cash received by Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(e)(ii) of the Agreement) consisting of (a) proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, (b) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, (c) foreign, federal, state or local tax refunds, (d) pension plan reversions, and (e) any purchase price adjustment received in connection with any purchase agreement, including the Acquisition Agreement, in each case, after deducting therefrom, to the extent applicable, taxes paid or payable to any taxing authorities (or tax distributions made to members or shareholders) by Parent or such Subsidiary in connection with such event, in each case (other than with respect to tax distributions), to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction.

(xviii) “Intercreditor Agreement” means the Intercreditor Agreement, dated as of July 12, 2013, by and between Agent and Term Loan Agent, as acknowledged and agreed to by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(xix) “IP Reporting Certificate” means an IP reporting certificate substantially in the form of Exhibit I-1 executed and delivered by the Loan Parties to Agent.

(xx) “Management Agreement” means the letter agreement, dated as of July 9, 2007, by and between Parent and Sciens Management, LLC, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof, pursuant to which Parent engaged Sciens Management, LLC to provide certain investment banking, corporate and strategic advisory services.

(xxi) “Merger” means the merger of Acquisition Sub with and into New Colt with New Colt as the surviving entity.

(xxii) “Merger Effective Time” means the effective time of the Merger as set forth in the Certificate of Merger.

(xxiii)  “Net Cash Proceeds” means (a)  with respect to any sale or disposition by Parent or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Parent or its Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents, (B) Indebtedness assumed by the purchaser of such asset and (C) Indebtedness owing under the Term Loan Documents) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by Parent or such Subsidiary in connection with such sale or disposition, (iii) taxes paid or payable to any taxing authorities (or tax distributions made to members or shareholders) by Parent or such Subsidiary in connection with such sale or disposition, in each case (other than with respect to tax distributions), to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction; and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within thirty (30) days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (iv) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Controlled Account Agreement in favor of Agent and (y) paid to Agent as a prepayment of the applicable Obligations in accordance with Section 2.4(e) of the Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and (b)  with respect to the issuance or incurrence of any Indebtedness by Parent or any of its Subsidiaries, or the issuance by Parent or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Parent or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by Parent or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by Parent or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction.

(xxiv) “New Colt” means New Colt Holding Corp., a Delaware corporation.

(xxv) “Permitted Tax Distribution” means, for any period, the amount of tax distributions that the Loan Parties are permitted to make, and actually make, to Parent’s equityholders pursuant to Section 6.9(e) of this Agreement.

(xxvi) “Post-Closing Restructuring Certificate” means the certificate of Parent (in form and substance satisfactory to the Agent), dated as of the Amendment No. 4 Effective Date, describing the transactions in respect of the restructuring of the Loan Parties’ corporate and capital structure after the Amendment No. 4 Effective Date.

(xxvii) “Post-Closing Restructuring Documents” means each of the agreements, instruments and other documents entered into to consummate the Post-Closing Restructuring Transactions.

(xxviii) “Post-Closing Restructuring Effective Date” has the meaning specified therefor in Section 5.17(a).

(xxix) “Post-Closing Restructuring Transactions” means the restructuring transactions described in the Post-Closing Restructuring Certificate.

(xxx)  “Specified Loan Party” means any Loan Party (a) that is not formed, organized and/or incorporated under the laws of the United States of America, any state thereof, the District of Columbia, Canada (or any province or territory thereof) or the Netherlands and (b) for which Agent has provided notice to Administrative Borrower that such Loan Party is a Specified Loan Party.

(xxxi) “Term Loan Agent” shall mean Cortland Capital Market Services LLC and its successors and assigns, including any successor or replacement agent under the Term Loan Agreement.

(xxxii) “Term Loan Agreement” shall mean the Term Loan Agreement, dated as of July 12, 2013, by and among Term Loan Agent, Term Loan Lenders, Parent and certain of its affiliates, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms of the Intercreditor Agreement.

(xxxiii) “Term Loan Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers and Guarantors to Term Loan Agent and Term Loan Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Term Loan Documents.

(xxxiv) “Term Loan Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, in each case in accordance with the terms of the Intercreditor Agreement): (a) the Term Loan Agreement; and (b) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Term Loan Agent or any Term Loan Lender in connection therewith or related thereto; sometimes being referred to herein individually as a “Term Loan Document”.

(xxxv) “Term Loan Lenders” shall mean the lenders under the Term Loan Agreement and their respective successors and assigns.

(xxxvi) “Term Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

(xxxvii) “Transactions” means, collectively, the Closing Date Transactions and the Post-Closing Restructuring Transactions.

(b) Amendments to Definitions.

(i) Collateral.  The definition of “Collateral” is hereby amended by adding the following proviso at the end thereof immediately prior to the period:

(ii) “; provided, that, the Collateral shall not include the Keys Additional Employee Litigation Escrow Fund, Stockholder Representative Escrow Fund, Purchase Price Escrow Fund, General Escrow Fund and Employee Litigation Escrow Fund (as each such term is defined in the Acquisition Agreement) and in each case, together with all accounts in which such funds are held pursuant to the Acquisition Agreement”.

(iii) Compliance Period.  The definition of “Compliance Period” is hereby amended by deleting each reference therein to “$9,000,000” and substituting “$11,000,000” therefor.

(iv) Consolidated EBITDA.  The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

“Consolidated EBITDA” shall mean, as to any Person and its Subsidiaries, for any period, the amount equal to (without duplication): (a) the Consolidated Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP, plus (b) as to such Person and its Subsidiaries, each of the following (in each case to the extent deducted in the calculation of Consolidated Net Income for such period in accordance with GAAP): (i) the Interest Expense for such period, (ii) all Taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period, including any Permitted Tax Distributions, (iii) depreciation and amortization (including, but not limited to, imputed interest and deferred compensation) for such period, all in accordance with GAAP, (iv) extraordinary, unusual or non-recurring charges, expenses or losses that are incurred outside the ordinary course of business, other than contract start-up costs and losses; provided, however, in the case of the Loan Parties, the aggregate amount added back to Consolidated EBITDA pursuant to this clause (iv) shall not exceed for any period $1,000,000, (v) other non-cash charges, expenses or losses and (vi) costs and expenses in connection with this Transaction in an aggregate amount not exceeding $2,500,000.”

(v) Consolidated Net Income.  The definition of “Consolidated Net Income” in Section 1.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that, (a) except to the extent included pursuant to the foregoing clause and except to the extent necessary to reflect Consolidated Net Income on a pro forma basis as provided herein, the net income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated or amalgamated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or by any of its Subsidiaries shall be excluded; and (b) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to such Person or to any other Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary shall be excluded, other than any distribution or dividend actually received in cash by such Person or its Subsidiaries, (c) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded, (d) any impairment charges or asset writeoffs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, (e) any after tax effect of income (loss) from early extinguishment of Indebtedness or Hedge Agreements or other derivative instruments or any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk shall be excluded, (f) any extraordinary non-cash gain or loss shall be excluded, (g) an amount equal to the Permitted Tax Distributions in respect of such period shall be included as though such amounts had been paid as income taxes directly by such Person for such period, and (h) the cumulative effect of a change in accounting principles shall be excluded.  For the purpose of this definition, net income excludes any gain together with any related Taxes for such gain realized upon the sale or other disposition of any assets outside of the ordinary course of business or of any Equity Interests of such Person or a Subsidiary of such Person.”

(vi) Eligible Accounts.

(A) Clause (c) of the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is hereby deleted and “[Reserved]” substituted therefor.

(B) Clause (j)(i) of the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following immediately before the “,” at the end thereof:

“; except that with respect to each of Sports South, LLC and Bass Pro Group LLC, Accounts owing by such Account Debtors exceed 30% of all Eligible Accounts; provided, that, in the Permitted Discretion of Agent, if the creditworthiness of either Sports South, LLC or Bass Pro Group LLC adversely changes, Agent may reduce such percentage applicable to such Account Debtor to 10%”

(vii) Eligible Inventory.  Clause (n) of the definition of “Eligible Inventory” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “7,500,000” therein and substituting “$8,500,000” therefor.

(viii) Fixed Charge Coverage Ratio.  The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

“Fixed Charge Coverage Ratio” means, for any Person and its Subsidiaries with respect to any date of determination, the ratio of (a) the amount equal to (1) Consolidated EBITDA of such Person and its Subsidiaries on a consolidated basis, as of the end of a fiscal quarter for the immediately preceding period of four (4) consecutive fiscal quarters for which Agent has received financial statements, less (2) Capital Expenditures of such Person and its Subsidiaries during such period to the extent not financed by a third party, less (3) any Permitted Tax Distributions; provided, that, solely for purposes of calculating the Fixed Charge Coverage Ratio, the amount of Permitted Tax Distributions shall not include the amount accrued and paid for the fiscal quarter ending June 30, 2013 and the amount of any Permitted Tax Distribution for the fiscal quarters ending on or prior to March 31, 2014 shall be Annualized, to (b) Fixed Charges of such Person and its Subsidiaries for such period.”

(ix) Fixed Charges.  The definition of “Fixed Charges” in Section 1.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

“Fixed Charges” means, as to any Person and its Subsidiaries, on a consolidated basis, with respect to any period, the sum of, without duplication, (a) all Interest Expense paid in cash during such period, plus (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money, and regularly scheduled (as determined at the beginning of the respective period) payments related to Indebtedness with respect to Capital Leases (and without duplicating in items (a) and (b) of this definition, the cash interest component with respect to Indebtedness under Capital Leases) and, in each case, to the extent there is an equivalent reduction in the commitments thereunder in the case of any term credit facility, plus (c) if the sum of the Canadian Letter of Credit Usage plus the aggregate outstanding principal amount of Canadian Advances in each case on the last day of such period exceeds the Canadian Borrowing Base (without giving effect to Canadian Fixed Asset Availability) on the last day of such period, an amount equal to the product of (i) the aggregate amount of reductions in Canadian Fixed Asset Availability during such period and (ii) an amount equal to (A) such excess divided by (B) the Canadian Fixed Asset Availability on the last day of such period, plus (d) if the sum of the US Letter of Credit Usage plus the aggregate outstanding principal amount of US Advances in each case on the last day of such period exceeds the US Borrowing Base (without giving effect to US Equipment Availability) on the last day of such period, an amount equal to the product of (i) the aggregate amount of reductions in US Equipment Availability during such period and (ii) an amount equal to (A) such excess divided by (B) the US Equipment Availability on the last day of such period, plus (e) all taxes paid or tax distributions made to members or shareholders (other than Permitted Tax Distributions) by such Person and its Subsidiaries in cash during such period, plus (f) all Restricted Payments (other than Permitted Tax Distributions) made by such Person and its Subsidiaries during such period pursuant to the Agreement; provided, that, in the case of clauses (a), (b) and (e), the amounts for the fiscal quarters ending on or prior to March 31, 2014 shall be Annualized.”

(x) Guarantors.  The definition of “Guarantors” in Section 1.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

“Guarantors” means (a) Colt Finance Corp., a Delaware corporation, (b) Colt Defense Technical Services, LLC, a Delaware limited liability company, (c) New Colt Holding Corp., a Delaware corporation, (d) New Colt Acquisition Corp., a Delaware corporation, (which will merge with and into New Colt Holding Corp. on the Amendment No. 4 Effective Date with New Colt Holding Corp. as the surviving entity), (e) Colt International Coöperatief U.A., a cooperative formed under Dutch law, and (f) any other Person that becomes a guarantor under the Agreement after the Amendment No. 4 Effective Date; and “Guarantor” means any one of them.”

(xi) Loan Documents.  The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by deleting “any Trademark Security Agreement” and replacing it with “any Trademark Security Agreement, the Intercreditor Agreement, the Collateral Assignment,”.

(xii) Material Contracts.  The definition of “Material Contracts” in Section 1.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

“Material Contract” means (i) the Senior Note Indenture, (ii) each Term Loan Document, (iii) each Acquisition Document, (iv) each Post-Closing Restructuring Document, (vi) any contract or agreement (other than a Loan Document, Term Loan Document, Acquisition Document or Post-Closing Restructuring Document) of any Loan Party involving monetary liability of or to Parent or its Subsidiaries in excess of $2,000,000 in any fiscal year of Parent and (v) each other contract or agreement, the loss of which could reasonably be expected to result in a Material Adverse Change.”

(xiii) Permitted Disposition.  The definition of “Permitted Disposition” in Section 1.1 of the Credit Agreement is hereby deleted and the following substituted therefor:

“Permitted Disposition” means:

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business,

(b) sales of Inventory to buyers in the ordinary course of business and the consignment of Inventory to the Government of the United Mexican States in the ordinary course of business pursuant to a written agreement (the “DCAM Consignment”); provided, that, the maximum value of Inventory at the Government of the United Mexican States at any one time shall not exceed $1,000,000

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d) the non-exclusive licensing or sublicensing of Intellectual Property or other general intangibles (other than the exclusive licenses in effect on the Amendment No. 4 Effective Date as set forth on Schedule L-1) and licenses, leases or subleases of other property (in each case other than Eligible Accounts, Eligible Inventory, Eligible Equipment and Eligible Real Property), in each case, in the ordinary course of business and so long as any such transaction shall not: (i) materially interfere with the business of Parent and its Subsidiaries, (ii) adversely affect, limit or restrict the rights of Agent to use any Intellectual Property of Loan Parties to sell or otherwise dispose of any Inventory or other Collateral, (iii) have a material and adverse effect on the value  of such Intellectual Property, or (iv) otherwise adversely limit or interfere in any respect with the use of any such Intellectual Property by Agent in connection with the exercise of its rights or remedies hereunder or under any of the other Loan Documents;

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g) any involuntary loss, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(i) the leasing or subleasing of assets of Parent or its Subsidiaries (other than Accounts and Inventory) in the ordinary course of business,

(j) the sale or issuance of Equity Interests by any Subsidiary of Parent to a Loan Party,

(k) the non-exclusive licensing or sublicensing of Intellectual Property pursuant to manufacturing license agreements or technical assistance agreements with certain foreign governments, or otherwise in accordance with the International Traffic in Arms Regulations, in each case so long as any such transaction does not:  (i) adversely affect, limit or restrict the rights of Agent to use any Intellectual Property of Loan Parties to sell or otherwise dispose of any Inventory or other Collateral, (ii) have a material and adverse effect on the value of such Intellectual Property, or (iii) otherwise adversely limit or interfere with the use of such Intellectual Property by Agent in connection with the exercise of its rights or remedies hereunder or under any of the other Loan Documents;

(l) the making of a Restricted Payment that is expressly permitted to be made pursuant to the Agreement,

(m) the making of a Permitted Investment,

(n) the sale or other disposition of property by a Loan Party to another Loan Party, and

(o) sales or other dispositions of assets of Parent and its Subsidiaries not otherwise subject to the provisions set forth in this definition, provided, that, as to any such sale or other disposition, each of the following conditions is satisfied:

(i) such transaction does not involve the sale or other disposition of any Intellectual Property, Equity Interest in any Subsidiary or of Accounts or Inventory; and

(ii) the aggregate amount of such dispositions does not exceed $1,000,000 during any fiscal year.

(xiv) Permitted Indebtedness. The definition of “Permitted Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended by (A) replacing the period following clause (v) with “; and” and (B) adding the following new clause (w) at the end of such definition:

“(w)  Indebtedness evidenced by the Term Loan Documents in an aggregate outstanding principal amount not to exceed $50,000,000, and any Refinancing Indebtedness in respect of such Indebtedness”

(xv) Permitted Intercompany Advances. The definition of “Permitted Intercompany Advances” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“Permitted Intercompany Advances” means loans (a) made by a Loan Party that is not a Specified Loan Party to another Loan Party that is not a Specified Loan Party and (b) made by a Loan Party that is not a Specified Loan Party to a Specified Loan Party; provided, that, (i) in the case of clauses (a) and (b), Agent shall have received an Intercompany Subordination Agreement as duly authorized, executed and delivered by the parties to any such loans and (ii) in the case of clause (b) only, the aggregate amount of all such loans does not exceed $500,000 at any time outstanding unless otherwise agreed to in writing by the Agent.”

(xvi) Permitted Investments. The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended by (A) replacing the period following clause (v) with “; and” and (B) replacing clause (w) and inserting a new clause (x) as follows at the end of such definition:

“(w) other Investments in an aggregate outstanding amount not to exceed $500,000 at any time and (ii) other Investments not constituting Permitted Acquisitions made solely with the proceeds of any Excluded Issuances (as described in clause (c)(i) of the definition thereof; provided, that, as of the date of and such Investment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(x) the Merger in accordance with the terms of the Acquisition Agreement on the Amendment No. 4 Effective Date; provided, that, before and immediately after effect to the Merger (i) no Default or Event of Default shall exist before or immediately after giving effect thereto, and (ii) the Excess Availability shall not be less than $15,000,000 as of the date of the Merger and immediately after giving effect thereto.”

(xvii) Permitted Liens.  The definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended by (A) inserting the following at the end of clause (u) thereof “including inventory consigned pursuant to the DCAM Consignment described in clause (b) of the definition of Permitted Dispositions”, (B) replacing the period following clause (z) with “; and” and (C) adding the following at the end of such definition:

“(aa) Liens of Term Loan Agent to secure the Indebtedness permitted under clause (w) of the definition of Permitted Indebtedness, provided, that, such liens shall at all times be subject to the terms of the Intercreditor Agreement; and

(bb) any Lien arising out of a prejudgment remedy to the extent ordered by the court overseeing any Covered Claim, including any prejudgment writ of attachment, solely to the extent that each of the following conditions have been satisfied, as certified by Parent within three (3) Business Days of the date any such prejudgment remedy is ordered by such Court: (i) the allocated amount available for satisfaction of such Covered Claim in the Employee Litigation Escrow Fund (the “Allocated Escrow”) shall not be less than the  mount specified in such prejudgment writ of attachment (collectively, the “Claim Amount”), (ii) the Employee Litigation Escrow Fund shall be valid and in full force and effect at all times that such Covered Claim is secured by such Lien, (iii) to the extent the Claim Amount exceeds the Allocated Escrow, the Loan Parties shall have posted bonds, cash collateral or other financial assurances acceptable to such Court sufficient to satisfy the amount specified in such prejudgment writ of attachment (the “Additional Security”), and (iv) such Lien shall be junior to the Liens securing the Obligations pursuant to applicable law; provided, that, Agent, in its Permitted Discretion, shall be permitted to implement reserves with respect to any such Liens arising from any prejudgment remedy in respect of the Covered Claims, including a prejudgment writ of attachment, as set forth in Section 2.1(d)(v) hereof.

Notwithstanding anything to the contrary contained in any of the Loan Documents, Permitted Liens shall not include any Liens on assets of any Loan Party which secure any Indebtedness or other obligations of any Foreign Subsidiary, except (x) as permitted by clause (a) of the definition of Permitted Liens and liens arising in respect of Indebtedness permitted under clause (w) of the definition of Permitted Indebtedness, (y) as consented to in writing by the Required Lenders or (z) Liens on assets of Canadian Loan Parties may secure Indebtedness and other obligations of Canadian Loan Parties to the extent permitted by Section 6.1 or 6.2 of the Agreement.”

(xviii) Senior Note Indenture Secured Cap. The definition of “Senior Note Indenture Secured Cap” is hereby deleted and the following substituted therefor:

“Senior Note Indenture Secured Debt Cap” means, on any date, the maximum principal amount of all Advances, Swing Loans, Letter of Credit Usage and Overadvances, plus the Term Loan Debt permitted to be incurred by the Loan Parties in accordance with, and without contravening, Section 3.2(b)(2) of the Senior Note Indenture and remain outstanding on a fully secured basis pursuant to clause (1) of the definition of “Permitted Liens” (as defined in the Senior Note Indenture) in accordance with Section 3.6 of the Senior Note Indenture.”

(xix) Underlying Issuer.  The definition of “Underlying Issuer” is hereby deleted and the following substituted therefor:

“Underlying Issuer” means Wells Fargo or one of its Affiliates, and solely with respect to Canadian Underlying Letters of Credit, Toronto Dominion Bank.”

(xx) US Borrowers.  The definition of “US Borrowers” is hereby deleted and the following substituted therefor:

“US Borrowers” means, collectively, (a) Colt Defense LLC, a Delaware limited liability company, (b) Colt’s Manufacturing Company LLC, a Delaware limited liability company and (c) any other person that after the Amendment No. 4 Effective Date becomes a US Borrower under the Agreement; and “Borrower” means any one of them.”

(c) Interpretation.  For purposes of this Amendment No. 4, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 4.

2. Section 1.6 (Pro Forma and Other Calculations).  Article 1 is hereby amended by inserting the following Section 1.6 at the end of such Article:

“1.6.  Pro Forma and Other Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including Consolidated EBITDA and the Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.6; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.6, when calculating Consolidated EBITDA and the Fixed Charge Coverage Ratio, each as applicable, for purposes of Section 7 (other than for the purpose of determining pro forma compliance with Section 7) the events described in this Section 1.6 that occurred subsequent to the end of the applicable period shall not be given pro forma effect.  In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to “four consecutive fiscal quarters” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended four consecutive fiscal quarters for which Agent has received or is required to have received financial statements (it being understood that for purposes of determining pro forma compliance with Section 7, if no four consecutive fiscal quarters with an applicable level cited in Section 7 has passed, the applicable level shall be the level for the four consecutive fiscal quarters cited in such section with an indicated level).  For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating Consolidated EBITDA, the Fixed Charge Coverage Ratio, as applicable, for purposes of Section 7 (other than for the purpose of determining pro forma compliance with such Section to the extent referenced in such Section or another Section), each of which shall be based on the financial statements delivered to Agent pursuant to Section 5.1, as applicable, for the relevant period.

(b) For purposes of calculating any financial ratio or test, Specified Transactions (including, with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.6) that have been made (i) during the applicable period or (ii) if applicable as described in clause (a) above, subsequent to such period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable period.  If, since the beginning of any applicable period, any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Parent or any of its Subsidiaries since the beginning of such period as a result of a Specified Transaction that would have required adjustment pursuant to this Section 1.6, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.6.

(c) Whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent, and any adjustments that would be required to be included in a Registration Statement on Form S-1 in accordance with Article 11 of Regulation S-X promulgated under the Securities Act; provided, however, that, without  the prior written consent of the Agent, no such pro forma calculations shall include any cost savings, operating expense reductions, synergies or other similar items.

(d) In the event that (x) Parent or any Subsidiary of Parent incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced), or (y) Parent or any Subsidiary of Parent issues, repurchases or redeems Disqualified Equity Interests, in each case, included in the calculations of any financial ratio or test, (i) during the applicable period or (ii) subsequent to the end of the applicable period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, or such issuance or redemption of Disqualified Equity Interests, in each case to the extent required, as if the same had occurred on the last day of the applicable period (except in the case of Consolidated EBITDA and the Fixed Charge Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Equity Interests will be given effect, as if the same had occurred on the first day of the applicable period).  Notwithstanding the foregoing or any other provision contained in the Loan Documents, with respect to the repayment or redemption of Indebtedness with the proceeds of an Excluded Issuance, such repayment or redemption shall be disregarded for all purposes under this Agreement, including the calculation of any financial covenants or ratios and, for the avoidance of doubt, Sections 7, until Parent has delivered the financial information required under Section 5.1 for the first full fiscal quarter of Parent ending after the fiscal quarter in which such repayment or redemption was made.

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of Consolidated EBITDA or the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness permitted by this Agreement).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Parent or Subsidiary may designate.

3. Section 2.1 (Revolver Advances).  Section 2.1(d) is hereby amended by (a) deleting the “and” in clause (iii) thereof, (b) deleting the “.” at the end of clause (iv) thereof and inserting the following:

“and (v) reserves with respect to any Liens arising from any prejudgment attachments in respect of the Covered Claims as set forth in clause (bb) of the definition of Permitted Liens in Schedule 1.1 hereto.”

4. Section 2.4 (Payments; Reduction of Commitments; Prepayments).  Section 2.4(e) is hereby amended by deleting“(ii) [Reserved]” and replacing it with the following:

“(ii) Dispositions.  Within 3 Business Days of the date of receipt by Parent or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (e), (i), (j), (l), (m) or (n) of the definition of Permitted Dispositions), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions to the extent that the aggregate amount of Net Cash Proceeds received exceeds $2,500,000 in the aggregate during the term of this Agreement; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Administrative Borrower shall have given Agent prior written notice of Borrowers' intention to apply such Net Cash Proceeds to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets (other than current assets) useful in the business of Parent or its Subsidiaries, (C) the Net Cash Proceeds of ABL

Priority Collateral (or upon payment in full of the Term Loan Debt and termination of the Term Loan Agreement, any Collateral) are held in a Deposit Account in which Agent has a perfected first-priority security interest (subject to Permitted Liens), and (D) Parent or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within one hundred and eighty (180) days after the initial receipt of such Net Cash Proceeds, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.4(f).  Nothing contained in this Section 2.4(e)(ii) shall permit Parent or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(iii) Extraordinary Receipts.  Within three (3) Business Days of the date of receipt by Parent or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

(iv) Indebtedness and Equity Issuances .  Within 3 Business Days of the date of incurrence or issuance by Parent or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness) or issuance of Equity Interests (other than Excluded Issuances), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence or issuance.  The provisions of this Section 2.4(e)(iv) shall not be deemed to be implied consent to any such incurrence or issuance otherwise prohibited by the terms of this Agreement.

(v) Change of Control.  Borrowers shall immediately prepay the outstanding Obligations in the event that a Change of Control shall have occurred.

(vi) Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event Borrowers are required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans pursuant to this Section 2.4(e), not less than two (2) Business Days prior to the date (the “Required Prepayment Date”) on which Borrowers are required to make such Waivable Mandatory Prepayment, Administrative Borrower shall notify Agent of the amount of such prepayment, and Agent will promptly thereafter notify Lenders of the Administrative Borrower’s request.  If on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify Administrative Borrower and Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option) the Required Lenders have waived such prepayment, then Borrowers shall not be required to make such prepayment.”

5. Section 2.4 (Application of Payments).  Clause (f) of Section 2.4 is hereby amended by deleting “(ii) [Reserved]” and replacing it with the following:

“(ii) Each prepayment pursuant to Section 2.4(e)(ii) shall, (A) in the case of Net Cash Proceeds of any sale or disposition of assets consisting of any ABL Priority Collateral, be applied, first, to the Obligations in the manner provided in Section 2.5(f)(v) and, second, to the Term Loan Debt to the extent provided in the Term Loan Documents and (B) in the case of Net Cash Proceeds of any sale or disposition of assets consisting of any Term Priority Collateral, be applied, first, to the Term Loan Debt to the extent provided in the Term Loan Documents, and, second, to the Obligations in the manner provided in Section 2.5(f)(v).

(iii) Each prepayment pursuant to Section 2.4(e)(iii) shall be applied (A) first, to the Obligations in the manner provided in Section 2.5(e)(v) and (B) second, to the Term Loan Debt to the extent provided in the Term Loan Documents.

(iv) Each prepayment pursuant to Sections 2.4(e)(iv) shall be applied, (A) first, to the Term Loan Debt to the extent provided in the Term Loan Documents, and, (B) second, to the Obligations in the manner provided in Section 2.5(f)(v).”

(v) Each prepayment of Obligations pursuant to Section 2.4(e)(ii), (iii) or (iv) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, ratably to the outstanding principal amount of the US Advances and Canadian Advances until paid in full, and second, to ratably cash collateralize the US Letters of Credit and Canadian Letters of Credit in an amount equal to 105% of the then outstanding US Letter of Credit Usage or Canadian Letter of Credit Usage, as applicable, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii), (iii) or (iv)”.

6. Section 4.2 (Due Authorization, No Conflict).  Clause (v) of Section 4.2(b) of the Credit Agreement is hereby amended by inserting immediately after the phrase “require any approval of any holders of Equity Interests of a Loan Party” the following: “, except as set forth on Schedule 4.2,”.

7. Section 4.3 (Governmental Consents).  Section 4.3 is hereby amended by inserting “Except as set forth on Schedule 4.3,” at the beginning thereof.

8. Section 4.4 (Binding Obligations; Perfected Liens).  Section 4.4(b) of the Credit Agreement is hereby amended by inserting the following phrase immediately after the phrase “by operation of law” in the second sentence of Section 4.4(b): “and with respect to the Term Priority Collateral, subject to the terms of the Intercreditor Agreement”.

9. Section 4.7 (Litigation).  Section 4.7 of the Credit Agreement is hereby deleted and the following substituted therefor

“(a) Before and after giving effect to the Closing Date Transactions, there are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

(b)      Before and after giving effect to the Closing Date Transactions, Schedule 4.7 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $50,000 that, as of the Amendment No. 4 Effective Date, is pending or, to the knowledge of any Loan Party, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Amendment No. 4 Effective Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.”

10. Section 4.12 (Environmental Matters).  Section 4.12 of the Credit Agreement is hereby amended by as follows: (a) clause (c) is amended by deleting “and” at the end thereof, (b) replacing the “.” at the end of clause d with “; and”, and (c) inserting the following as a new clause (e): “(e) no Environmental Law regulates, or requires notification to a Governmental Authority of the Closing Date Transactions or the Post-Closing Restructuring Transactions.”

11. Section 4.9 (No Material Adverse Change).  Section 4.9 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“4.9 No Material Adverse Change.  All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by any Borrower to Agent have been prepared in accordance with GAAP (except (x) in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments and (y) as set forth on Schedule 4.9) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended.  Since December 31, 2012, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change.”

12. Section 4.19 (Merger).  Section 4.19 of the Credit Agreement is hereby deleted and the following substituted therefor:

“4.19 Merger.

(a) The Loan Parties have delivered to Agent a complete and correct copy of the Acquisition Documents, including all schedules and exhibits thereto.  The execution, delivery and performance of each of the Acquisition Documents has been duly authorized by all necessary action on the part of each Loan Party who is a party thereto.  Each Acquisition Document is the legal, valid and binding obligation of each Loan Party who is a party thereto, enforceable against each such Loan Party in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.  No Loan Party is in default in the performance or compliance with any provisions thereof.  All representations and warranties made by Loan Parties and the seller in the Acquisition Documents and in the certificates delivered in connection therewith are true and correct in all material respects.

(b) As of the Amendment No. 4 Effective Date, the Merger has been consummated in all material respects, in accordance with all applicable laws.  As of the Amendment No. 4 Effective Date, all requisite approvals by Governmental Authorities having jurisdiction over Loan Parties and, to each Loan Party’s knowledge, the seller, with respect to the Merger, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be material to the interests of the Agent or Lenders.  As of the Amendment No. 4 Effective Date, after giving effect to the transactions contemplated by the Acquisition Documents, the Loan Parties will have good title to the assets acquired pursuant to the Acquisition Agreement, free and clear of all Liens other than Permitted Liens.  As of the Amendment No. 4 Effective Date, CMC is a wholly-owned subsidiary of New Colt.  The Merger Effective Time has occurred such that New Colt is a wholly-owned Subsidiary Parent. ”

13. Section 4.32 through 4.34 of Article IV.  Article IV of the Credit Agreement is amended by inserting the following Section at the end of such Article:

“4.32           Insurance.  The Loan Parties keep their respective properties adequately insured and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation).  Schedule 4.32 sets forth a list of all insurance maintained by the Loan Parties on the Amendment No. 4 Effective Date.

4.33.  Senior Note Indenture.  All Obligations, including, without limitation, those to pay principal of and interest (including post-petition interest) on all Advances, Swing Loans, Letter of Credit Usage and Overadvances and fees and expenses in connection therewith, constitute Indebtedness (under and as defined in the Senior Note Indenture) that is permitted under Section 3.2(b)(2) of the Senior Note Indenture.  Parent acknowledges that Agent and the Lenders are entering into this Agreement, and extending their Commitments, in reliance upon this Section 4.33.”

14. Section 5.1 (Financial Statements, Reports, Certificates).  Schedule 5.1 to the Credit Agreement is hereby amended by inserting at the end thereof the following rows:

promptly, but in any event within 2 days after a Responsible Officer of any Borrower has knowledge thereof,	(o) notice of a default or event of default or notice of reservation of rights under the Term Loan Documents.
Quarterly (no later than the 45th day after the end of each of parent’s fiscal quarters)	(p) an IP Reporting Certificate.

15. Section 5.11 (Formation of Subsidiaries).  Section 5.11 of the Credit Agreement is hereby deleted and the following substituted therefor:

“5.11  Formation of Subsidiaries.  At any time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct Subsidiary after the Amendment No. 4 Effective Date, such Loan Party shall (a) within thirty (30) days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a Guaranty and a joinder to the Security Agreement and any other applicable Loan Documents, together with such other security documents (including mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of at least $200,000) as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that, a Guaranty or a joinder to the Security Agreement and other applicable Loan Documents, and such other documents shall not be required to be provided to Agent if the costs to the Loan Parties of providing such Guaranty, executing the Security Agreement and other Loan Documents or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby, (b) within thirty (30) days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement or other applicable Loan Documents) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to the Agent provided, that, no other pledge shall be required if the costs to the Loan Parties of providing such other pledge are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and Lenders of the security afforded thereby, and (c) within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other documentation reasonably requested by Agent (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage).”

16. Section 5.12 (Further Assurances).  Section 5.12 of the Credit Agreement is hereby deleted and the following substituted therefor:

“5.12  Further Assurances.  At any time upon the reasonable request of Agent execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and maintain Agent’s Liens in all of the assets of Parent and its Subsidiaries (other than Excluded Property) (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by Parent or its Subsidiaries after the Amendment No. 4 Effective Date with a fair market value in excess of $200,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that, no other pledge shall be required if the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the benefits afforded thereby.  To the maximum extent permitted by applicable law, if any Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, such Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time (a) in connection with any merger, amalgamation, consolidation, or reorganization permitted under Section 6.3, delivery to Agent of the agreements and documentation set forth in Section 5.11 above, or (b) to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties (subject to exceptions and limitations contained in the Loan Documents).”

17. Section 5.17 (Post-Closing Restructuring Transactions).  Article V is amended by inserting the following Section at the end of such Article:

“5.17. Post-Closing Restructuring Transactions.  If the Loan Parties consummate the Post-Closing Restructuring Transactions, the Loan Parties agree that each of the following conditions precedent shall be satisfied, in each case, as determined by Agent in its sole discretion (the date on which such conditions are satisfied, is hereinafter referred to as the “Post-Closing Restructuring Effective Date”):

(a) On or before the Post-Closing Restructuring Effective Date, Parent shall have delivered to Agent complete and correct copies of the Post-Closing Restructuring Documents, including all schedules and exhibits thereto, in each case, certified by the Secretary of Parent.  The execution, delivery and performance of each of the Post-Closing Restructuring Documents shall have been duly authorized by all necessary action by each of the parties thereto.  Each Post-Closing Restructuring Document shall be the legal, valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms, in each case, except (i) as may be limited by equitable principles or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.  None of the parties to the Post-Closing Restructuring Documents shall be in default in the performance or compliance with any provisions thereof, the performance or compliance of which is material to the interests of the Lenders.  All representations and warranties made by the parties to the Post-Closing Restructuring Documents in the Post-Closing Restructuring Documents and in the certificates delivered in connection therewith shall be true and correct in all material respects.

(b) No Default or Event of Default shall have occurred and be continuing on the Post-Closing Restructuring Effective Date, nor shall either result immediately from the consummation of the Post-Closing Restructuring Transactions.

(c)  Agent shall have received a certificate from a Responsible Officer of Parent certifying that the conditions set forth above in this Section 5.17 have been satisfied.”

18. Section 6.3 (Restrictions on Fundamental Changes).  Section 6.3 is hereby amended by inserting the following clause (d) at the end of such Section:

“(d) Notwithstanding the foregoing, nothing in Section 6.3 or 6.5 shall restrict or prohibit the Loan Parties from consummating (i) the Acquisition on the Amendment No. 4 Effective Date in accordance with the provisions of the Acquisition Documents, or (ii) to the extent permitted pursuant to Section 5.17, the Post-Closing Restructuring Transactions in accordance with the provisions of the Post-Closing Restructuring Documents.”

19. Section 6.7 (Certain Payment of Debts and Amendments).  Section 6.7 of the Credit Agreement is hereby amended as follows:

(a) Clause (i) of Section 6.7(a) is hereby deleted in its entirety and the following substituted therefor:

“(i) Loan Parties (A) may make regularly scheduled payments of principal and interest in respect of Indebtedness permitted under clause (p) of the definition of Permitted Indebtedness and other mandatory payments as and when due in respect of such Indebtedness in accordance with the terms thereof, and (B) may make regularly scheduled payments of principal and interest in respect of Indebtedness permitted under clause (w) of the definition of Permitted Indebtedness and other mandatory payments as and when due in respect of such Indebtedness in accordance with the terms of the Term Loan Documents in effect as of the Amendment No. 4 Effective Date.”

(b) Clause (ii) of Section 6.7(a) is hereby amended by deleting the phrase “(g) or (p)” and substituting “(g), (p) or (w)” therefor.

(c) Clause (iii) of Section 6.7(a) is hereby deleted in its entirety and the following substituted therefor:

“(iii)           all Loan Parties may make optional prepayments and redemptions of Indebtedness solely with the proceeds of the issuance and sale of Qualified Equity Interests of Parent that constitutes an Excluded Issuance (as described in clause (d) of the definition thereof); provided, that, as of the date of any such prepayment or redemption, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing;”

(d) Clause (v) of Section 6.7(a) is hereby deleted in its entirety and the following substituted therefor:

“(v) Parent and its Subsidiaries may make optional prepayments of Permitted Intercompany Advances to the extent permitted by the Intercompany Subordination Agreement; provided, that, (x) so long as on and as of the date of any such prepayment, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (y) unless agreed to in writing by the Agent, optional prepayments by a Loan Party of Permitted Intercompany Advances owing to a Specified Loan Party shall not exceed $500,000 in aggregate principal amount during the term of this Agreement;”

(e) Section 6.7(b) is hereby amended by (i) replacing “; and” at the end of clause (ii) with “;”, (b) replacing “.” at the end of clause (iii) with “; and”,  (iii) inserting the following at the end of such Section:

“(iv) the Term Loan Documents, except in accordance with the terms of the Intercreditor Agreement;

(v) any of the Acquisition Documents, except for amendments, modifications or other changes that do not adversely affect the rights and privileges of any Borrower or its Subsidiaries in any material respect and do not adversely affect in any material respect the ability of a Loan Party to be in compliance with the terms hereof or to amend, modify, renew or supplement the terms of this Agreement or any of the other Loan Documents, or otherwise adversely affect the interests of Agent or Lenders in any material respect; and

(vi) the Management Agreement, the Consulting Agreement or any other agreement listed on Schedule 6.12(d) except with the prior written consent of the Agent.”

20. Section 6.9 (Restricted Payments).  Section 6.9 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“6.9 Restricted Payments.  Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) Parent and each Subsidiary may declare and make dividend payments or other distributions payable in the Equity Interests of such Person (other than Disqualified Equity Interests);

(b) any Subsidiary of Parent may make Restricted Payments described in Section 6.12(f);

(c) any Subsidiary of Parent may pay or make distributions to Parent that are used to make substantially contemporaneous payments to, and Parent may make payments to, repurchase or redeem Equity Interests and options to purchase Equity Interests of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Parent pursuant to any management equity subscription agreement, employee agreement or stock option agreement or other agreement with such officer, director or employee or former officer, director or employee; provided, that, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate cash consideration paid for all such payments, repurchases or redemptions shall not in any fiscal year of Parent exceed $250,000;

(d) Parent may repurchase its Equity Interests to the extent such repurchase is deemed to occur upon (i) the non-cash exercise of stock options to the extent such Equity Interests represents a portion of the exercise price of such options and (ii) the withholding of a portion of such Equity Interests to pay taxes associated therewith, and the purchase of fractional shares of Equity Interests of Parent or any Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(e)  for each taxable year ending after the Amendment No. 4 Effective Date with respect to which Parent is treated as a partnership or a disregarded entity for U.S. federal income tax purposes, Parent may make distributions, advances or other payments to each owner of its Equity Interests, in an amount equal to the product of (i) the portion of Parent’s “taxable income” (as modified below) allocable to such member for such year and (ii) the highest combined marginal federal, state and/or local income tax rate applicable to any such owner for such year; provided, that, for purposes of this clause (e), Parent’s “taxable income” for any year shall be computed (A) with respect to any taxable year (or portion thereof) through and including Parent’s fiscal quarter ending June 30, 2013, without any deduction for any interest expense for such year attributable to any indebtedness of Parent used to finance distributions (as determined in accordance with Treasury Regulation Section 1.163-8T) or any indebtedness treated as having refinanced any such indebtedness, or any other interest expense incurred by Parent, that, in each case, is not treated as deductible or federal income tax purposes by each holder of Equity Interests issued by Parent, and (B) with respect to any taxable year, whether ended prior to or after the Amendment No. 4 Effective Date, by including any increases to taxable income for such year as a result of any tax examination, audit or other adjustment; and

(f) any Subsidiary of Parent may pay dividends or other distributions to a Loan Party (including, without limitation, distributions to a Loan Party upon the reduction of capital (by whatsoever name called, including paid in capital, paid up capital or stated capital) of such Subsidiary).”

21. Section 6.12 (Transaction with Affiliates).

(a) Clause (d) of Section 6.12 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“(d) the payment of reasonable and customary (i) fees and reasonable out-of-pocket expenses paid to and (ii) indemnities provided on behalf of, the directors of Parent or any Subsidiary; provided that, in the case of the preceding clause (i) only, the aggregate amount of such payments shall not exceed $250,000 in any fiscal year;”

(b) Clause (f) of Section 6.12 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“(f) (x) fees payable by Parent to Sciens Management LLC and Sciens Institutional Services LLC and (y) the reimbursement by Parent of Sciens Management LLC and Sciens Institutional Services LLC of reasonable and customary out-of-pocket expenses of Sciens Management LLC and Sciens Institutional Services LLC incurred in the ordinary course of business in connection with the businesses of Parent and its Subsidiaries, solely to the extent required by terms of the Management Agreement and the Consulting Agreement, in an aggregate amount in respect of subclauses (x) and (y) not to exceed $1,000,000 in the aggregate in any fiscal year of Parent; provided, that, as of the date of any such payment and after giving effect thereto, no Default or Event of Default, in each case, pursuant to Section 8.1, shall exist or have occurred and be continuing;”

22. Section 6.13 (Use of Proceeds).  Clause (b) of Section 6.13 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

“(b)(i) on the Amendment No. 4 Effective Date, and only after application of the proceeds of the Term Loan and the $9,000,000 in proceeds of an equity issuance received by Colt Defense from Colt Defense Holding III L.P. and other purchasers, pay a portion of the Merger Consideration (as such term is defined in the Acquisition Agreement) and pay transactional fees, costs and expenses incurred in connection with the transactions contemplated by the Acquisition Documents and the Loan Documents; and (ii) otherwise, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve).”

23. Section 6.15 (Senior Note Indenture Secured Debt Cap).  Section 6.15 of the Credit Agreement is hereby deleted and the following substituted therefor:

“6.15 Senior Note Indenture Secured Debt Cap.

(a) Incur (under and as defined in the Senior Note Indenture) or suffer to exist any Indebtedness (under and as defined in the Senior Note Indenture) pursuant to Section 3.2(b)(1) of the Senior Note Indenture other than (i) Indebtedness under this Agreement and the other Loan Documents and (ii) Indebtedness under the Term Loan Agreement and the other Term Loan Documents as in effect on the Amendment No. 4 Effective Date.

(b) Permit the amount of the Senior Note Indenture Secured Debt Cap with respect to the Loan Parties at any time to be less than the aggregate outstanding principal amount of the Term Loan (as defined in the Term Loan Agreement) plus all Advances, Swing Loans, Letter of Credit Usage and Overadvances.

24. Section 15.15 (Concerning the Collateral and Related Loan Documents).  Section 15.15 is hereby amended by inserting “, the Intercreditor Agreement” immediately following the phrase “this Agreement” in the first sentence thereof.

25. Joinder of CMC as Borrower.  CMC (“New Borrower”) hereby expressly (i) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Credit Agreement applicable to the Borrowers and as applied such New Borrower, with the same force and effect as if New Borrower had originally executed and been an original Borrower signatory to the Credit Agreement, (ii) is deemed to make as to itself, and is in all respects bound by, all representations and warranties made by the Borrowers to Agent and Lenders set forth in the Credit Agreement, and (iii) assumes and agrees to be directly liable to Agent and Secured Parties for all Obligations under, contained in, or arising pursuant to the Credit Agreement to the same extent as if New Borrower had originally executed and had been an original Borrower signatory to the Credit Agreement.

26. Joinder of New Colt and Acquisition Sub as Guarantors.  Each of New Colt and Acquisition Sub (each a “New Guarantor”) hereby expressly (i) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Credit Agreement applicable to each Guarantors and as applied to such New Guarantor with the same force and effect as if such New Guarantor had originally executed and been an original Guarantor signatory to the Credit Agreement, (ii) is deemed to make as to itself, and is in all respects bound by, all representations and warranties made by the Guarantors to Agent and Lenders set forth in the Credit Agreement, and (iii) assumes and agrees to be directly liable to Agent and Secured Parties for all Obligations under, contained in, or arising pursuant to the Credit Agreement to the same extent as if such New Guarantor had originally executed and had been an original Guarantor signatory, to the Credit Agreement.

27. Schedules and Exhibits to Credit Agreement.  Attached as Annex A to this Amendment No. 4 are the following schedules (inclusive of each New Borrower and New Guarantor) that replace, as of the Amendment No. 4 Effective Date, each corresponding schedule to the Credit Agreement and are deemed a part thereof for all purposes of the Credit Agreement: Schedule A-2 – Authorized Persons; Schedule D-1 – Designated Account; Schedule F-1 – Freight Forwarders; Schedule P-1 – Permitted Investments; Schedule P-2 – Permitted Liens; Schedule P-3 – Permitted Holders; Schedule 4.1(b) – Capitalization of Loan Parties; Schedule 4.4(b) – UCC Filing Jurisdictions; Schedule 4.6(a) – Jurisdiction of Organization; Schedule 4.6(b) – Chief Executive Offices; Schedule 4.6(c) – Organizational Identification Numbers; Schedule 4.6(d) – Commercial Tort Claims; Schedule 4.6(e) – Location of Assets; Schedule 4.11 – Benefit Plans; Schedule 4.12 – Environmental Matters; Schedule 4.13 – Intellectual Property; Schedule 4.15 – Deposit Accounts and Securities Accounts; Schedule 4.19 – Permitted Indebtedness, and; Schedule 6.12(e) – Agreements with Affiliates.  In addition, attached as Annex A hereto are the following new exhibit and schedules which are addended to the Credit Agreement and are deemed a part thereof for all purposes of the Credit Agreement: Exhibit I-1 – IP Reporting Certificate, Schedule L-1 – Exclusive Intellectual Property and other Intangible Licenses, Schedule 4.2 – Due Authorization; No Conflict, Schedule 4.3 – Governmental Consents, Schedule 4.7 – Litigation, 4.9– No Material Adverse Change and Schedule 4.32 – Insurance.  The Table of Contents shall be updated to reflect the new schedules and exhibit.

28. Representations and Warranties.  Each Borrower and Guarantor, jointly and severally, represents and warrants to Lender Group as follows:

(a) This Amendment No. 4 and each of the documents, instruments and agreements executed and delivered in connection herewith (collectively, with this Amendment No. 4, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action of each Loan Party party thereto and constitutes the legal, valid and binding obligations of each such Borrower and such Guarantor party thereto enforceable against each Loan Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, moratorium or similar laws relating to or limiting creditors' rights generally;

(b) The execution, delivery, and performance by each Loan Party of this Amendment and each other Amendment Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the effective date hereof where the failure to obtain the foregoing has or could reasonably be expected to have a Material Adverse Change; and

(c) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment No. 4 and each other Amendment Document to which it is a party and the transactions contemplated hereby and thereby do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, where such violation has or could reasonably be expected to have a Material Adverse Change, (ii) violate any provisions of the Governing Documents of any Loan Party or its Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default has or could individually or in the aggregate reasonably be expected to have a Material Adverse Effect,(iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) require any approval of any holders of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Change.

(d) Within ninety (90) days after the Amendment No. 4 Effective Date, each US Loan Party shall establish and maintain its cash management system with Wells Fargo and shall enter into Controlled Account Agreements with Agent, Term Loan Agent and Wells Fargo, in form and substance reasonably acceptable to Agent, in each case other than Excluded Accounts (as defined in the Security Agreement).

(e) No Default or Event of Default exists.

29. Amendment Fee.  In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Credit Agreement and the other Loan Documents, Borrowers shall pay to Agent, for the ratable benefit of Lenders, an amendment fee of $35,000, which amount is fully earned and payable on the Amendment No. 4 Effective Date and may be charged directly to any loan account(s) of Borrowers maintained by Agent.

30. Conditions Precedent.  The amendments provided for herein and the joinder of Acquisition Sub and CMC as a Borrower and New Colt as a Guarantor as provided for herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 4, duly authorized, executed and delivered by Existing Borrowers, Existing Guarantors, Acquisition Sub, New Colt, CMC and the Lenders;

(b) Agent shall have received, in form and substance reasonably acceptable to Agent, true, correct and complete copies of (i) all of the Term Loan Documents, as duly authorized, executed and delivered by the parties thereto, and (ii) all of the Acquisition Documents, as duly authorized, executed and delivered by the parties thereto;

(c) Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 4, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and

(d) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed by each party thereto, and each such document shall be in full force and effect:

(i) Intercreditor Agreement executed by Term Loan Agent, as acknowledged and consented to by Borrowers and Guarantors;

(ii) A joinder to the U.S. Security Agreement by New Colt, CMC and Acquisition Sub;

(iii) A joinder to the Guaranty by New Colt and Acquisition Sub;

(iv) Trademark Security Agreement by CMC in favor of Agent;

(v) Trademark Security Agreement by New Colt in favor of Agent;

(vi) A Supplemental Indenture, adding New Colt and CMC (each, a “New Loan Party”) as Guarantors under the Indenture dated November 10, 2009;

(vii) UCC financing statements filed with the Secretary of State of the State of Delaware with Agent, as secured party, and New Colt, as debtor;

(viii) UCC financing statements filed with the Secretary of State of the State of Delaware with Agent, as secured party, and CMC, as debtor;

(ix) UCC financing statements filed with the Secretary of State of the State of Delaware with Agent, as secured party, and Acquisition Sub, as debtor;

(x) Agent shall have received lien, tax and judgment search results for the jurisdiction of organization of CMC, New Colt and Acquisition Sub, the jurisdiction of the chief executive office of each such entity;

(xi) Opinion of Cahill Gordon & Reindel LLP, special US counsel for each New Loan Party;

(xii) Agent shall have completed a field review of the Records and such other information with respect to the Collateral of CMC as Agent may require to determine the amount of Advances available to Borrowers based on such Collateral (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory of CMC through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify such Collateral), the results of which in each case shall be satisfactory to Agent.

(xiii) Certificates from the Secretary or similar officer or authorized representative of each New Loan Party (i) attesting to (among other things) the resolutions of such New Loan Party's Board of Directors or other governing board authorizing its execution, delivery, and performance of this Amendment and the transactions contemplated hereby, (ii) to the extent applicable, authorizing specific officers of such New Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers or authorized representatives of such New Loan Party;

(xiv) Copies of each New Loan Party's Governing Documents, as amended, modified, or supplemented to the date hereof, certified by the Secretary or similar officer or authorized representative of such New Loan Party;

(xv) Agent shall have received certificates of status with respect to each New Loan Party, each dated within 30 days of the Amendment No. 4 Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such New Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such New Loan Party is in good standing in such jurisdictions;

(xvi) Not later than three (3) days prior to the date hereof, all documentation and other information requested with respect to each New Loan Party required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; and

(xvii)  share certificates, together with stock transfer powers in blank in respect thereof, representing one hundred (100%) percent of the issued and outstanding capital stock of New Colt.

(e) Agent shall have received evidence, reasonably satisfactory to it, that Colt Defense has received $9,000,000 in cash from Colt Defense Holding III L.P. and other purchasers as proceeds of the Equity Purchase;

(f) The Borrowers shall pay or reimburse the Agent all reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment No. 4 and the other Amendment Documents;

(g) Agent shall have received in cash the amendment fee described in Section 12 hereof;

(h) the Post-Closing Restructuring Certificate executed by Parent;

(i) the Collateral Assignment executed by Parent, Acquisition Sub and New Colt;

(j) the Acquisition Documents shall be substantially in the form of such documents previously delivered to Agent prior to the Amendment No. 4 Effective Date or subject to subsequent waivers, modifications or amendments thereto that are not (individually or in the aggregate) materially adverse to the interests of the Lenders in their capacities as such, (ii) all necessary legal and regulatory approvals with respect to the Acquisition shall have been obtained to the extent required by the Acquisition Documents, (iii) the Acquisition shall have been consummated on the Amendment No. 4 Effective Date in accordance with the terms and conditions of the Acquisition Agreement (including with respect to the payment of the purchase price), (iv) Parent shall own the Stock of New Colt free and clear of all Liens other than Permitted Liens, (v) no covenants, conditions, or other terms of the Acquisition Agreement shall have been waived, modified, or amended other than with the consent of the Agent other than waivers, modifications, or amendments which would not be (individually or in the aggregate) materially adverse to the interests of the Lenders in their capacities as such;

(k) Agent shall have received (i) the Certificate of Merger which has been file-stamped by the Secretary of State of the State of Merger and (ii) reasonably satisfactory evidence that the Merger Effective Time has occurred (or will occur substantially contemporaneously with the Amendment No. 4 Effective Date); and

(l) no Default or Event of Default shall exist or have occurred and be continuing.

31. Conditions Subsequent.  Borrowers and Guarantors hereby agree that, in addition to all other terms, conditions and provisions set forth herein and in the other Loan Documents, Borrowers and Guarantors shall deliver or cause to be delivered to Agent each item set forth on Annex B (Conditions Subsequent) attached hereto, on or before the date applicable thereto set forth in Annex B.  Failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent in its sole discretion, which the Agent may do without obtaining the consent of the other members of the Lender Group) shall constitute an immediate Event of Default.

32. General.

(a) Effect of this Amendment.  Except as expressly provided herein, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.

(b) Governing Law.  THE VALIDITY OF THIS AMENDMENT NO. 4, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c) Binding Effect.  This Amendment No. 4 shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(d) Counterparts, etc.  This Amendment No. 4 may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment No. 4.  Any party delivering an executed counterpart of this Amendment No. 4 by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment No. 1 but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 4.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

COLT DEFENSE LLC

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    Chief Executive Officer

COLT CANADA CORPORATION

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    Chief Executive Officer

COLT’S MANUFACTURING COMPANY LLC

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    Chief Executive Officer

GUARANTOR

COLT FINANCE CORP.

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    Chief Executive Officer

COLT DEFENSE TECHNICAL SERVICES LLC

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    Chief Executive Officer

Amendment No. 4 to Credit Agreement (Colt)

COLT INTERNATIONAL COÖPERATIEF U.A.

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    Authorised Representative

NEW COLT HOLDING CORP.

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    Chief Executive Officer

NEW COLT ACQUISITION CORP.

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    Chief Executive Officer

Amendment No. 4 to Credit Agreement (Colt)

AGENT AND LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, as
Agent and as a Lender

By:  /s/ Willis Williams
       Name:  Willis Williams
       Title:    Authorized Signatory

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender

By:  /s/ Domenic Cosentino
       Name:  Domenic Cosentino
       Title:    Vice President

Amendment No. 4 to Credit Agreement (Colt)

Amendment No. 4
to
Credit Agreement

Annex A

Updated Exhibit and Schedules to Credit Agreement

See attached.

EXHIBIT I-1

FORM OF IP REPORTING CERTIFICATE1

The undersigned Responsible Officers of the Loan Parties hereby certify as of the date hereof on behalf of such Loan Parties in their capacity as officers of such Loan Parties and not in their individual capacities that the information in this IP Reporting Certificate is true, correct, and complete.

Set forth below is a list identifying all of the Copyrights for proprietary software that is material to generating revenue of any Loan Party, whether created or acquired before, on, or after the Closing Date. Such list sets forth such Copyrights sequentially based on the amount of revenue generated from licensing the corresponding software programs, starting from the software program that generates the highest amount of revenue to the software program that generates the least amount of revenue. Such list identifies which of the Copyrights in such proprietary software have been filed for registration with the United States Copyright Office or the Canadian Intellectual Property Office.

< List here, or attach separate schedule if needed >

1 All initially capitalized terms used herein without definition shall have the meanings ascribed thereto in that certain Credit Agreement, dated as of September 29, 2011, as amended by Amendment No. 1 to Credit Agreement and Waiver, dated as of February 24, 2012, and Amendment No. 2 to Credit Agreement and Consent, dated as of March 22, 2013, Amendment No. 3 to Credit Agreement and Consent, dated as of June 19, 2013, and Amendment No. 4 to Credit Agreement, dated as of July [__], 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement") by and among COLT DEFENSE LLC, as Parent ("Parent"), COLT'S MANUFACTURING COMPANY LLC ("Colt's Manufacturing"), and COLT CANADA CORPORATION ("Colt Canada", and together with Parent and Colt's Manufacturing, each individually, a "Borrower" and, collectively, "Borrowers"), COLT FINANCE CORP. ("Colt Finance"), NEW COLT ACQUISITION CORP. ("Acquisition Sub"), which on the Closing Date shall be merged with and into, NEW COLT HOLDING CORP., (“New Colt”), with New Colt surviving such merger, COLT DEFENSE TECHNICAL SERVICES LLC ("CDTS"), and COLT INTERNATIONAL COÖPERATIEF U.A. ("Colt Netherlands" and, together with Colt Finance, Acquisition Sub, New Colt and CDTS and any other Guarantor party thereto from time to time, each individually a "Guarantor" and, collectively, "Guarantors"), the lenders identified on the signature pages thereof (each of such lenders, together with their respective successors and permitted assigns, are referred to thereinafter as a “Lender,” as that term is thereinafter further defined), and Wells Fargo Capital Finance LLC, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Set forth below is a description of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations with the United States Copyright Office or the Canadian Intellectual Property Office and patent or trademark applications filed with the United States Patent and Trademark Office, and of all Intellectual Property Licenses that are material to the conduct of such Grantor's business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior quarter.

< List here, or attach separate schedule if needed >

Set forth below is a description of each statement of use or amendment to allege use filed during the prior quarter with respect to intent-to-use trademark applications.

< List here, or attach separate schedule if needed >

IN WITNESS WHEREOF, this IP Reporting Certificate is executed by each of the undersigned Responsible Officers, in his/her capacity as an officer of a Loan Party and not in an individual capacity, on behalf of the applicable Loan Party, this _______ day of _______________, 20____.

COLT DEFENSE LLC,

By:  __________________________
        Name:
        Title:

COLT FINANCE CORP.,

By:  __________________________
        Name:
        Title:

NEW COLT ACQUISITION CORP.,

By:  __________________________
        Name:
        Title:

NEW COLT HOLDING CORP.,

By:  __________________________
        Name:
        Title:

COLT’S MANUFACTURING COMPANY LLC,

By:  __________________________
        Name:
        Title:

COLT CANADA CORPORATION,

By:  __________________________
        Name:
        Title:

COLT DEFENSE TECHNICAL SERVICES
LLC,

By:  __________________________
        Name:
        Title:

COLT INTERNATIONAL COÖPERATIEF U.A., By: __________________________ Name: Title:

Schedule A-2

Authorized Persons

Gerald R. Dinkel
Scott B. Flaherty

Schedule D-1

Designated Account

Beneficiary Bank:	Bank of America
Bank name:	Bank of America
City:	West Hartford, CT 06110
Identification Code:	Swift: XXXXXXXXX
Identification Code:	ABA: XXXXXXXXX
Beneficiary:	Colt Defense LLC
Account number:	XXXX-XXXX-XXXX

Schedule E-2

Existing Letters of Credit

None.

Schedule F-1

Freight Forwarders

See Schedule 4.6(e).

Schedule L-1

Exclusive Intellectual Property and other Intangible Licenses

Parent

1.
Consolidated License Agreement, dated February 8, 1984 between Her Majesty The Queen In Right of Canada and Colt’s Manufacturing Company, Inc., as amended by Amendment No. 1 dated August 15, 1986, Amendment 2 on September 13, 1993, Amendment No. 3 on June 14, 2000, Amendment No. 3A on May 31, 2001, Amendment No. 4 on August 30, 2002, Amendment No. 5 on September 18, 2006 and Amendment No. 6 dated July 28, 2008.

New Colt Holding Corp./Colt’s Manufacturing Company LLC

1.	License Agreement, dated February 11, 2010, between Rampant Classic and New Colt Holding Corp.

2.	Master License Agreement, dated January 28, 2000, between New Colt Holding Corp. and Cybergun S.A., formerly known as 3P S.A. (Les Trois Pylons), as amended February 17, 2006 and April 20, 2010.

3.
License Agreement, dated December 1, 2009, between New Zealand Mint Limited and New Colt Holding Corp., as amended September 24, 2010 and November 5, 2010 and as assigned by Antiquus Aurum Limited (formerly New Zealand Mint Limited) July 16, 2012.

4.	License Agreement (Knives), dated June 14, 2007, between New Colt Holding Corp. and Smoky Mountain Knife Works, Inc., as amended January 29, 2011.

5.	License Agreement, dated March 26, 2009, between Carl Walther GmbH and New Colt Holding Corp, as amended November 11, 2009.

6.	License Agreement, dated July 18, 2008, between Carl Walther GmbH and New Colt Holding Corp., as amended December 10, 2008, January 5, 2009 and March 27, 2009.

7.	License Agreement, dated April 27, 1965, between Colt Industries Inc. and the National Brewing Company.

8.	Know-How and Patent License and Technology Transfer Agreement, dated July 5, 2012, between Colt’s Manufacturing Company LLC and Merkel Jagd & Sportwaffen GmbH.

9.	License Agreement, dated December 19, 2003, between Colt Defense LLC and New Colt Holding Corp.

10.	Match Target License Agreement, dated on or about December 19, 2003 (but effective January 1, 2004), between Colt’s Manufacturing Company LLC and Colt Defense LLC.

11.	Trademark License Agreement, dated on or about November 28, 2001, between Colt’s Manufacturing Company, Inc. and Colt Archive Properties LLC.

12.	Settlement Agreement, dated as of January 12, 1998, among New Colt Holding Corporation, Colt’s Manufacturing Company, Inc. and Jimlar Corporation.

13.	Trademark License Agreement, dated as of July 5, 2013, by and between New Colt Holding Corp. and Colt Archive Properties LLC.

2

Schedule P-1

Permitted Investments

None.

Schedule P-2

Permitted Liens

Liens on cash collateral securing Letters of Credit:

Issuer	Beneficiary	LC Number	Amount Outstanding as of 5/26/2013	Maturity Date
J.P. Morgan	Connecticut Department of Environmental Protection	TFTS-851474	$211,127	6/4/2014
J.P. Morgan	National Bank of Egypt	TFTS-841076	$9,091	1/31/2014
J.P. Morgan	National Bank of Egypt	TFTS-839429	$7,343	4/30/2013
J.P. Morgan	National Bank of Egypt	TFTS-887528	$11,984	1/31/2014
J.P. Morgan	State Bank of India	TFTS-907450	$809,625	6/6/2016
Interaudi Bank	QHQ Armed Forces- UAE	SLC-0017/SS/05	$461,585	12/30/2013

Schedule P-3

Permitted Holders

1.           Sciens Management L.L.C. and its Affiliates.

2.           Members of management of the Parent who on the Closing Date (x) are holders of Equity Interests of the Parent or (y) have options to obtain Equity Interests of the Parent.

Schedule R-1

Real Property Collateral

Company	Location	Leasehold or Fee	Lessor or Mortgagee	Lease Term	Other Liens
Colt Canada Corporation	1036 Wilson Avenue, Kitchener, ON, Canada N2C 1J3	Fee	Wells Fargo Capital Finance Corporation Canada See Attachment 9(b)	N/A	N/A

Schedule 4.1(b)

Capitalization of Loan Parties

Equity Interests of Loan Parties (other than Colt Defense LLC) as of closing:

Current Legal Entity Owned	No. of Shares/Interest Authorized	No. of Shares/Interest Issued	No. of Shares/Interest Outstanding	Record Owner	Certificate No.	Percent of each Class of Shares owned
Colt Finance Corp.	1,000	1,000	1,000	Colt Defense LLC	1	100%
Colt Canada Corporation	100	99	100	Colt International Coöperatief U.A.	2	99%
	100	1	100	Colt International Coöperatief U.A.	4	1%
Colt Defense Technical Services LLC	N/A	N/A	N/A	Colt Defense LLC	N/A	100%
Colt International Coöperatief U.A.	N/A	N/A	N/A	Colt Defense LLC (99%) and Colt Defense Technical Services LLC (1%)	N/A	100%
New Colt Acquisition Corp.	1000	1000	1000	Colt Defense LLC	1	100%
New Colt Holding Corp.	1000	1000	1000	Colt Defense LLC	M-1	100%
Colt’s Manufacturing Company LLC	N/A	N/A	N/A	New Colt Holding Corp.	N/A	100%

Options issued for shares of Equity Interests in Colt Defense LLC:

Name	Number of Options	Exercise Price
Gerald R. Dinkel	6,957	$100.00
Scott B. Flaherty	2,854	$100.00
George Casey	300	$100.00
J. Michael Magouirk	500	$100.00
Leslie Striedel	600	$288.78
Ronald Belcourt	400	$288.78
Kevin Green	300	$288.78

2

Schedule 4.2

Due Authorization; No Conflict

1. Master Lease Agreement dated January 14, 2009 by and between Banc of America Leasing & Capital, LLC and Colt's Manufacturing Company LLC, and all related ancillary agreements and documents, exhibits and Schedules.  Banc of America is providing a temporary standstill with respect to the Master Lease Agreement and has consented to the change of control associated with the merger to that extent.

2. Master Lease Agreement dated November 9, 2007 by and between General Electric Capital Corporation and Colt's Manufacturing Company LLC, and all related ancillary agreements and documents, exhibits and Schedules.  The Master Lease Agreement with General Electric Capital Corporation is being paid off and terminated concurrent with closing of the merger.

3. Know-How and Patent License and Technology Transfer Agreement, dated July 5, 2012, between Colt’s Manufacturing Company LLC and Merkel Jagd-und & Sportwaffen GmbH ("Merkel").  Merkel has consented to the change of control associated with the merger and continuation of this agreement thereafter.

4. Loan Agreement, dated September 21, 2009, between Bank of America, N.A. and Colt’s Manufacturing Company LLC, as amended February 24, 2010, September 22, 2010, November 1, 2011 and February 8, 2012, and related exhibits, schedules, ancillary agreements and other documents.  The available credit under the Loan Agreement has not been utilized and the Loan Agreement will be terminated concurrent with closing of the merger.

5. Truck Lease and Service Agreement, dated January 9, 1998, between Colts Manufacturing Company LLC and Ryder Truck Rental, Inc., D.B.A. Ryder Transportation Services.  Ryder has consented to the change of control associated with the merger and continuation of this agreement thereafter.

Schedule 4.3

Governmental Consents

Governmental Authorities that will be notified post closing:

U.S. Department of State, Directorate of Defense Trade Controls (“DDTC”)-ITAR Section 122.4 (22 C.F.R. §122.4) requires notifying DDTC of changes of ownership, officers, directors, and empowered officials to keep import and export registration information current.

U.S Department of Justice, Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”)- 27 C.F.R. §478.54 requires notifying ATF regarding changes of control and responsible persons to keep Federal Firearms License and associated information current.

Colt Defense LLC will be required to comply with the Connecticut Transfer Act (Conn. Gen. Stat. §22a-134, et seq.) post closing.  (see also Schedule 4.12 regarding notices/filings under the Connecticut Transfer Act)

Schedule 4.4(b)

UCC Filing Jurisdictions

Delaware for Colt Defense LLC, Colt Finance Corp., Colt Defense Technical Services LLC, New Colt Acquisition Corp., New Colt Holding Corp., and Colt’s Manufacturing Company LLC

District of Columbia for Colt Canada Corporation and Colt International Coöperatief U.A.

Schedule 4.6(a)

Jurisdiction of Organization

Company	Jurisdiction of Organization	Jurisdictions of Foreign Qualification
Colt Defense LLC	Delaware	Connecticut
Colt Finance Corp.	Delaware	None
Colt Defense Technical Services LLC	Delaware	None
New Colt Holding Corp.	Delaware	Connecticut
Colt’s Manufacturing Company LLC	Delaware	Connecticut; Florida
Colt Canada Corporation	Nova Scotia, Canada	Ontario, Canada
Colt International Coöperatief U.A.	Netherlands	None
New Colt Acquisition Corp.	Delaware	None

Schedule 4.6(b)

Chief Executive Offices

Company	Chief Executive Offices	Chief Executive Offices post-close
Colt Defense LLC	547 New Park Avenue West Hartford, CT 06110	547 New Park Avenue West Hartford, CT 06110
Colt Finance Corp.	547 New Park Avenue West Hartford, CT 06110	547 New Park Avenue West Hartford, CT 06110
Colt Defense Technical Services LLC	547 New Park Avenue West Hartford, CT 06110	547 New Park Avenue West Hartford, CT 06110
New Colt Holding Corp.	545 New Park Avenue West Hartford, CT 06110	547 New Park Avenue West Hartford, CT 06110
Colt’s Manufacturing Company LLC	545 New Park Avenue West Hartford, CT 06110	547 New Park Avenue West Hartford, CT 06110
Colt Canada Corporation	1036 Wilson Avenue, Kitchener, Ontario Canada N2C 1J32	1036 Wilson Avenue, Kitchener, Ontario Canada N2C 1J3
New Colt Acquisition Corp.	547 New Park Avenue West Hartford, CT 06110	N/A
Colt International Coöperatief U.A.	Fred. Roeskestraat 123 1076 EE Amsterdam, the Netherlands	Fred. Roeskestraat 123 1076 EE Amsterdam, the Netherlands

2 Chief executive officers and some records reside at 547 New Park Avenue, West Hartford, CT 06110.

Schedule 4.6(c)

Organizational Identification Numbers

Company	US Federal Tax Identification Number	Organizational Identification Number
Colt Defense LLC	32-0031950	3570211
Colt Finance Corp.	27-1237687	4743005
Colt Canada Corporation	98-0435534	3102045
Colt Defense Technical Services LLC	46-0538809	5111679
New Colt Holding Corp.	13-3786913	2413625
Colt’s Manufacturing Company LLC	42-1589139	2206122
New Colt Acquisition Corp.	90-0998380	5251079

Company	Canadian Business Number
Colt Defense LLC	N/A
Colt Finance Corp.	N/A
Colt Canada Corporation	84378 5270 (Business Number) 84378 5270 RT0001 (GST/HST) 84378 5270 RP0001 (payroll) 84378 5270 TE0001 (employer | health tax) 84378 5270 RN0001 (excise tax) 84378 5270 RC0002 (corporate | income tax)

Company	Netherlands Business Number
Colt International Coöperatief U.A.	56651317

Schedule 4.6(d)

Commercial Tort Claims

Company	Description of Commercial Tort Claim
Colt Defense LLC Colt Finance Corp. Colt Canada Corporation Colt Defense Technical Services LLC Colt International Coöperatief U.A. New Colt Acquisition Corp.	None
New Colt Holding Corp Colt Manufacturing Company LLC	None

Schedule 4.7

Litigation

Claims against Parent and Colt Canada

Parties	Nature of dispute	Procedural status	Insurance coverage
Douglas Burnside Claim against Colt Canada.
On April 17, 2012, Colt Canada learned of a claim asserted against it in the Ontario Superior Court of Justice by an employee, Douglas Burnside, seeking damages for emotional and physical distress allegedly sustained in the course of his employment by Colt Canada.  Colt Canada believes the claim against it has no merit and it intends to contest this case vigorously.
		Colt Canada has retained counsel to represent it in connection with this claim and has referred it to its employment practices insurance carrier.	Colt Canada believes that it has coverage for this claim, subject to a self-insured retention of $100,000.
Claim of Jean-Charles Baillargeon against Colt Canada.
In December 2012, Colt Canada was sued by a former employee, Jean-Charles Baillargeon, in connection with his termination by Colt Canada during 2012.  Baillargeon is seeking damages of $100,000, plus interests, costs and other unspecified damages. Colt Canada believes the claims against it have no merit and it intends to contest this case vigorously.
		Colt Canada has retained counsel to represent it in this case.	Colt Canada believes it has coverage for this claim, subject to a self-insured retention of $100,000.

Chen and Alpert Claims against Parent (Carlton Chen and Merrick Alpert).
In October 2012, two former executives of Colt’s Manufacturing, Carlton Chen and Merrick Alpert, each filed suit against Colt’s Manufacturing and certain other parties in connection with the termination of their employment by Colt’s Manufacturing. The two lawsuits seek unspecified damages.  Each of the plaintiffs recently filed amended complaints.  Neither of the amended complaints alleges facts that would give rise to any liability on the part of Parent to either of these individuals and it is unaware of any basis of liability. Parent believes the plaintiffs’ claims against it have no merit and it intends to contest these cases vigorously.

Parent has retained counsel to represent it in these cases.  Each of the plaintiffs recently filed amended complaints.  Parent was named as a defendant in the original complaints and in the amended complaints. Discovery is proceeding. Trial is scheduled for September, 2014.

Parent believes that it has partial coverage for these two lawsuits, subject to a self-insured retention of $250,000, but the carrier has thus far denied coverage.
Carlton Chen CHRO Claim against Parent (the “Chen Discrimination Claim”).
On April 8, 2013, Chen filed a related discrimination claim with the Connecticut Commission on Human Rights and Opportunities (“CHRO”) and the federal Equal Employment Opportunities Commission (“EEOC”) against many of the same defendants, including Parent.  The Chen Discrimination Claim seeks unspecified damages.  The Chen Discrimination Claim does not allege facts that would give rise to any liability on the part of Parent and it is unaware of any basis of liability. Parent believes the plaintiff’s claims against it have no merit and it intends to contest this case vigorously.
	The complaint has been responded to and the documentary evidence submitted is being reviewed by the CHRO.	Parent believes this claim is covered by its EPL insurance subject to a self-insured retention.

2

Claims against Colt’s Manufacturing/New Colt

Parties	Nature of dispute	Procedural status	Insurance coverage
Chen and Alpert Claims (Carlton Chen and Merrick Alpert).
Claims by terminated former executives based on theories of breach of contract, fraudulent inducement/misrepresentation, promissory estoppel, tortious inducement to breach of contract, breach of implied covenant of good faith and fair dealing, and violations of the Connecticut unfair trade practices act.
		Discovery is proceeding. Trial scheduled for September, 2014.	Insurance carrier is defending the matters, but is currently refusing to indemnify Colt’s Manufacturing.
Unfair Labor Practice Charge -Florida (by Union).	Claim that Colt’s Manufacturing breached its collective bargaining agreement with the union and the National Labor Relations Act by announcing its intent to open a satellite plant in Florida.	Arbitration scheduled for September	No insurance.
Value Line Grievance (by Union).
Grievance alleging that Colt’s Manufacturing breached its collective bargaining agreement with the Union by entering a contract to have rifles manufactured in another location. Colt’s Manufacturing voluntarily discontinued having the rifles manufactured after approximately 5 months.
		The Union continues to press the matter and it is currently at the pre-arbitration stage.	No insurance.
Carlton Chen CHRO Matter.
Charge filed against Colt’s Manufacturing and several of its employees with the Connecticut Commission on Human Rights and Opportunities by dismissed former executive alleging discrimination on the basis of race.
		The complaint has been responded to and the documentary evidence submitted is being reviewed by the CHRO.	Colt’s Manufacturing believes this claim is covered by its EPL insurance subject to a self-insured retention.

3

Lawsuit by City of Gary, Indiana.	Lawsuit filed by the City of Gary against Colt’s Manufacturing and a number of other firearms manufacturers based on a theory of “negligent distribution.”	The plaintiff municipality has failed to pursue the matter for approximately 3 years and Colt’s Manufacturing’s attorney advises that the City is likely to voluntarily withdraw the case.	Cost of defense is being covered by insurance.

4

Schedule 4.9

GAAP

Effective January 1, 2012, Colt’s Manufacturing modified the post-retirement health care coverage it provides to certain retired employees in a manner that, among other things, eliminated the cap on benefits for certain retirees.  Colt’s Manufacturing believes that its obligations under the modified coverage are appropriately reflected in its Audited Financial Statements (as defined in the Target Acquisition Agreement) in accordance with GAAP.

Schedule 4.11

Benefit Plans

Colt Defense LLC Pension Plans:

Colt Defense LLC Salaried Retirement Income Plan
Colt Defense LLC Bargaining Unit Employees’ Pension Plan

Colt Canada Corporation Pension Plans:

None.

Colt’s Manufacturing Company LLC Pension Plans:

Colt’s Manufacturing Company LLC Salaried Retirement Income Plan
Colt’s Manufacturing Company LLC Bargaining Unit Employees’ Pension Plan

Schedule 4.12

Environmental Matters

1.
This transaction will require filing of the following forms with the Connecticut Department of Energy and Environmental Protection under the Connecticut Transfer Act within ten calendar (10) days after the closing:

a.	Property Transfer Program - Form III

b.	Environmental Condition Assessment Form (ECAF)

c.	Fee Payment Form

Schedule 4.14

Leases

Entity	Secured Party	Type of Collateral	Master Lease #	Schedule
Colt’s Manufacturing Company LLC	Bank of America Leasing & Capital, LLC	Equipment	19621-90000	001
Colt’s Manufacturing Company LLC	Bank of America Leasing & Capital, LLC	Equipment	19621-90000	002
Colt’s Manufacturing Company LLC	Bank of America Leasing & Capital, LLC	Equipment	19621-90000	003
Colt’s Manufacturing Company LLC	General Electric Credit Corp, as assignee of General Electric Credit Corp of Tennessee	Equipment	5863151-003	---

Schedule 4.15

Deposit Accounts and Securities Accounts

Company	Bank or Broker	Address	Account No.	Account Type
Colt Defense LLC	Bank of America	PO Box 27025	XXXXXXXXX	Concentration Account
Colt Defense LLC	Bank of America	Richmond, VA 23261-7025	XXXXXXXXX	Controlled Disbursement Account
Colt Defense LLC	Bank of America	PO Box 27025	XXXXXXXXX	Payroll Account
Colt Defense Technical Services LLC	Bank of America	Richmond, VA 23261-7025	XXXXXXXXX	Concentration Account
Colt International Cooperatief U.A.	Bank of America	PO Box 27025	XXXXXXXXX	Concentration Account
Colt Defense LLC	JPMorgan Chase	Richmond, VA 23261-7025	XXXXXXXXX	Liquid MMDA for India Bid Bond
Colt Defense LLC	Interaudi Bank	PO Box 27025	XXXXXXXXX	Collateral for a Letter of Credit
Colt Canada Corporation	Bank of America	Richmond, VA 23261-7025	XXXXXXXXX	Colt Canada Corp. USD
Colt Canada Corporation	Bank of America	26 Elmfield Rd	XXXXXXXXX	Colt Canada Corp. CAD
Colt Canada Corporation	Bank of America	Bromley, Kent	XXXXXXXXX	Colt Canada Corp. AP CAD
Colt Canada Corporation	Bank of America	CT51SD England	XXXXXXXXX	Colt Canada Corp. AP USD
Colt Canada Corporation	Bank of America	Northeast Market	XXXXXXXXX	Colt Canada Corp. AP Euro
Colt Canada Corporation	Bank of America	PO Box 659754	XXXXXXXXX	Colt Canada Corp. AR Euro
Colt’s Manufacturing Company LLC	Bank of America	San Antonio, TX 78265-9754	XXXXXXXXX	Accounts Payable
Colt’s Manufacturing Company LLC	Bank of America	19 East 54th Street	XXXXXXXXX	Payroll

Company	Bank or Broker	Address	Account No.	Account Type
Colt’s Manufacturing Company LLC	Bank of America	New York, NY 10022	XXXXXXXXX	Concentration Account
Colt’s Manufacturing Company LLC	Merrill Lynch, Pierce, Fenner & Smith Inc.	200 Front Street W	XXXXXXXXX	Prime Money Market Fund

2

Schedule 4.19

Permitted Indebtedness

Colt Defense and Colt Canada Corporation Letters of Credit:

Issuer	Beneficiary	LC Number	Amount Outstanding as of 5/26/2013	Maturity Date
J.P. Morgan	Connecticut Department of Environmental Protection	TFTS-851474	$211,127	6/4/2014
J.P. Morgan	National Bank of Egypt	TFTS-841076	$9,091	1/31/2014
J.P. Morgan	National Bank of Egypt	TFTS-839429	$7,343	4/30/2013
J.P. Morgan	National Bank of Egypt	TFTS-887528	$11,984	1/31/2014
J.P. Morgan	State Bank of India	TFTS-907450	$809,625	6/6/2016
Interaudi Bank	QHQ Armed Forces- UAE	SLC-0017/SS/05	$461,585	12/30/2013
Sultan International Holdings	2004-1024 UAE/GHQ Warranty	OLG-080041024	$593,650	2013
Sultan International Holdings	Ministry of Interior - UAE	OLG081202946	$29,580	2013
Sultan International Holdings	Ministry of Interior - UAE	OLG-081202943	$1,820	2013
Sultan International Holdings	Ministry of Interior - UAE	OLG-081101466	$38,613	6/29/2013

Colt’s Manufacturing Letters of Credit:

Bank of America	National Union Fire Insurance Co. of Pittsburgh, PA, et al.	68095875	$325,000	04/08/2014

Other Indebtedness:

Purchase and Sale Agreement among CF Intellectual Property Limited Partnership, the Connecticut Developmental Authority, and New Colt Holding Corp., dated as of August 22, 1994, under which, among other things, New Colt Holding Corp. is obligated to pay to Anthony Autorino, as assignee of the rights thereunder, 50% of the “non-firearms” licensing revenues, up to a total of $2,500,000.00, as outlined in the Purchase and Sale Agreement.  New Colt Holding Corp.’s remaining obligation under this Purchase and Sale Agreement is $1,140,272.88.

2

Schedule 4.32

Insurance

COLT DEFENSE LLC and Subsidiaries

POLICY NO.	COVERAGE AND LOCATION	INSURANCE COMPANY	AMOUNT INSURED	DEDUCTIBLE/SIR	Policy Period
GPP004738101	General Liability	Arch Specialty Insurance Company	$1,000,000 Each Occurrence	$250,000 Self Insured Retention - Each Occurrence or Offense	12/07/2012 -12/07/2013
			$1,000,000 Personal & Advertising Injury	Defense Costs erode the SIR
$2,000,000 General Aggregate Limit
$2,000,000 Products/Completed Operations Aggregate Limit
$50,000 damage to rented Premises
Defense Costs are in Addition to the Limits

WC015684254	Workers Compensation and Employers Liability	Commerce & Industry insurance Company	Workers Compensation - Statutory		12/07/2012 -12/07/2013
WC015684255	Workers Compensation and Employers Liability - CA	National Union Fire Insurance Company	Employers Liability:		surcharges
		of Pittsburgh	$1,000,000 Bodily Injury by Accident - Each Accident
$1,000,000 Each Employee Bodily Injury by Disease
Stop Gap (ND,OH,WA,WY)
$1,000,000 Bodily Injury by Accident - Each Accident
$1,000,000 Each Employee Bodily Injury by Disease

CA0934874	Business Automobile Liability	National Union Fire Insurance Company	$1,000,000 Combined Single Limit		12/07/2012 -12/07/2013
		of Pittsburgh	$10,000 Medical Payments - Each Person Insured
Personal Injury Protection - Rejection /Basic Benefits by State
Uninsured / Underinsured Motorists - Policy Limits where Possible
			Physical Damage Hired & Owned Vehicles	$1,000 Comprehensive & Collision

PHFD37577327 001	Foreign Package	ACE American Insurance Company	INTERNATIONAL GENERAL LIABILITY		12/7/2012 - 12/7/2015
			$1,000,000 General Aggregate	NIL for International Liability except Employee Benefits Liability; $1,000
Not Covered Products/Completed Operations Aggregate
$1,000,000 Personal/Advertising Injury Limit
$1,000,000 Each Occurrence Bodily Injury
$10,000 Medical Expense Limit
$1,000,000/$1,000,000 Employee Benefits Liability (Each claim/aggregate)

INTERNATIONAL AUTO LIABILITY
$1,000,000 Liability Coverage
$25,000 Hired Auto Physical Damage – Each Accident
$25,000 Hired Auto Physical Damage – Any one policy period

INTERNATIONAL WORKERS COMPENSATION
US National - State of Hire Benefits
Third Country Nationals - Country of Origin Benefits
Local Nationals – EL Only

2

EMPLOYERS LIABILITY
$1,000,000 Bodily Injury by Accident (Each Employee)
$1,000,000 Bodily Injury by Disease (Each Employee)
$1,000,000 Bodily Injury by Disease (Policy Limit)

Executive Assistance Services
$1,000,000 Policy Limit for Medical Assistance Services

PERSONAL PROPERTY
			$20,000 Personal Property at Unnamed Locations (except while in Transit)	$1,000 Property deductible
$20,000 Personal Property in Transit
XSC2058511213	Excess Liability - Lead	Catlin Specialty Insurance Company	$5,000,000 Each Occurrence		12/07/2012 -12/07/2013
$5,000,000 Aggregate

CXA98HU12	Excess Liability	Aspen Specialty Insurance Company	$5,000,000 Each Occurrence		12/07/2012 -12/07/2013
$5,000,000 General Aggregate
$5,000,000 Products / Completed Operations Aggregate

NYALL12-2544	Transit	Allianze Ins. Co.	$10,000,000 Any One Conveyance	$10,000 Per Occurrence	12/31/2012 - 12/31/2013
PLS13769806	Environmental	Chartis Specialty Insurance Company	$1,000,000 Each Incident/$2,000,000 Aggregate	$25,000 Each Incident	12/1/2012-12/1/2013
14363020	Executive Risk Package (D&O, EPLI, Crime & Fiduciary)	National Union Fire Insurance Company	$18,000,000 Total limits. $15M D&O/EPL, $3M Fiduciary, $2M Crime	$50,000 D&O, 100,000 EPL, $50,000 Fiduciary, $25,000 Crime	12/1/2012-12/1/2013
82230579	D&O Side A	Federal Insurance Company	$15,000,000 Each Claim/Policy Period	Excess of Underlying $15,000,000 D&O only	12/1/2012-12/1/2013

3

GA0692	Special Contingency Risk	Great American Ins Co.	$10,000,000 Per Insured Event		12/1/2011 - 12/1/2014
31375428	Property	Westport Insurance Corporation	Policy Limit $182,288,000	$25,000 for each Occurrence insured against by this policy except where noted below.	12/7/2012 - 12/7/2013
			Sublimts	Boiler and Machinery	(two-year agreement)
			$25,000,000 Earth Movement	$50,000 PD and 2 times the Applicable Actual Daily Value - TE
			$25,000,000 Flood	Earth Movement - Combined PD& TE
$1,000,000 Accounts Receivable
The amount to be deducted for each Occurrence as insured against by the Earth Movement Endorsement shall be the sum of $100,000 for all other Locations covered under the Earth Movement Endorsement where physical loss or damage occurs or TE loss ensures

			Policy limit Boiler and Machinery	Flood Deductibles(s)
			$1,000,000 Contingent Business Interruption and contingent Extra Expense Combined in the aggregate per Occurrence.	Flood - Combined PD & TE
$1,000,000 contingent Liability From Operation Building Laws (DICC)
The amount to be deducted for each Occurrence as insured against by the Flood Endorsement shall be the sum of the greater of the stated Basic Deductible(s) or $100,000 for all other Locations covered under the Flood Endorsement where physical loss or damage occurs or TE loss ensues.

4

$1,000,000 Debris Removal ( Lesser of 25% of the combined amount of direct physical damage and Time Element Loss payable at the location where the damage occurs or limit Shown)
$500,000 Electronic Data Processing Media Valuation
$500,000 Errors and Omissions
$1,000,000 Expediting Expenses
$1,000,000 Exhibition, Exposition, Fair or Trade Show
$5,000,000 Extended Period of Indemnity (Lesser of Actual Loss Sustained for 365 Consecutive Days or Limit Shown)
$5,000,000 Extra Expense
$500,000 Fine Arts
$100,000 Fire Department Service Charges
$5,000,000 Ingress or Egress (Lesser of Limit shown or Actual Loss Sustained for 30 consecutive Days from the date of the physical loss or damage referred to in the provision)
$5,000,000 Interruption by Civil Authority ( Lesser of limit shown or Actual Loss Sustained for 365 Consecutive Days form the date of the physical loss or damage referred to the provision)

5

$1,000,000 Leasehold Interest
$1,000,000 Miscellaneous Unnamed Locations
$250,000 Mold Resulting from Covered Cause of Loss - Per Occurrence and in the annual aggregate
$1,000,000 New Acquired Property
$2,500,000 Off Premises Power, Including T&D lines (1 mile) Property Damage and Time Element Combined
$50,000 Pollutant cleanup & Removal per Occurrence and Annual Aggregate
$5,000,000 Property in the Course of Construction
$100,000 Professional Fees
$500,000 Research and Development Costs
$1,000,000 Rent Insurance
$1,000,000 Royalties
$1,000,000 Soft Costs
$1,000,000 Temporary Removal of Property
$500,000 Transit
$1,000,000 Valuable Papers and Records
31375428	Property - Colt Canada	Westport Insurance Corporation	US$5,000,000 Building		12/7/2012 - 12/7/2013
US$12,000,000 Personal Property
US$500,000 Fine Arts
US$8,000,000 Stock
US$6,263,000 Business Income
USD 1,270,000 Extra Expense
6741129556	Automobile - Colt Canada	Aviva Insurance Company of Canada	CAD$2,000,000 Combined Single Limit		5/20/2013 - 5/20/2014
			Physical Damage - Actual Cash Value	$1,000 per accident

6

Colt’s Manufacturing Company LLC

Coverage	Insurance Company	Term	Premium/Tax	Policy Number	Other Notes	Broker
Commercial General Liability/Products Liability	Lexington Insurance Company	1/7/2013- 1/7/2014	Prem Tax	#20720822	Financed thru US Premium	Graham
Umbrella Liability	Lexington Insurance Company	1/7/2013- 1/7/2014	Prem Tax	#23917690	Financed thru US Premium	Graham
Commercial Property	Liberty Mutual Fire Insurance Company	3/1/2013- 3/1/2014	Prem	YU2-L9L-540052-013		Graham
Workers Compensation & Employers Liability	National Union Fire Ins Co of Pittsburg, PA	3/1/2013- 3/1/2014		#25052476		Graham
	Large Deductible Plan $150,000 per accident $950,000 Annual Aggregate Ded		Fixed Costs Est Surcharges Claims Handling Loss Fund Pay In		AIG will not offer a Guaranteed Cost Program at this time Add'l requirement: Standby L/C was required for policy year for $325,000 and was opened w/BOA on 4/13/13
Business Auto	National Union Fire Ins Co of Pittsburg, PA	3/10/2013 3/10/2014	Prem	#939800		Graham
Ocean Cargo/Inland Transit	National Union Fire Ins Co of Pittsburg, PA	3/1/2013- 3/1/2014	Prem	#51764726		Graham
D&O / EPL	National Union Fire Ins Co of Pittsburg, PA	12/31/12- 12/31/13	Prem	#15896195		Wells Fargo
D&O Excess Side A	Federal Insurance Company	12/31/12- 12/31/13	Prem	#82255280		Wells Fargo

7

Schedule 6.12(d)

Agreements with Affiliates

This Schedule 6.12(d) does not change and/or modify in any way any limitation set forth in Section 6.9(c) or Section 6.12(e) or (f) of the Agreement.

Letter Agreement, between Colt Defense LLC and Sciens Management LLC, dated as of July 9, 2007.

License Agreement, between Colt Defense LLC and New Colt Holding Corp., dated as of December 19, 2003.

Colt Canada is the exclusive contractor under a license dated February 8, 1984 from Colt Defense LLC to the Crown of Canada for the manufacture sales and support of C-10 Canadian Forces Small Bore Rifle, Colt M16 Rifle, Carbine and various 5.56 mm model configurations, parts and spares to certain foreign governments, as amended by Amendment No. 1 dated August 15, 1986, Amendment 2 on September 13, 1993, Amendment No. 3 on June 14, 2000, Amendment No. 3A on May 31, 2001, Amendment No. 4 on August 30, 2002, Amendment No. 5 on September 18, 2006 and Amendment No. 6 dated July 28, 2008.

Services Agreement—2012, between Colt Defense LLC and Colt’s Manufacturing Company LLC, dated July 1, 2012, as amended by Section 8 of Amendment of Commercial Rifle MOU, dated April 26, 2013.

Match Target License Agreement, between Colt’s Manufacturing Company LLC and Colt Defense LLC, dated as of December 19, 2003.

Memorandum of Understanding Regarding Distribution of Colt Law Enforcement and Commercial Rifles, dated May 1, 2011, as amended April 26, 2013.

Amendment of Commercial Rifle MOU, between Colt Defense LLC and Colt’s Manufacturing Company LLC, dated April 26, 2013.

Collective Bargaining Agreement, among Colt Defense LLC and Colt’s Manufacturing Company LLC and Amalgamated Local No. 378 and United Automobile, Aerospace, and Agricultural Implement Workers of America – UAW, dated April 1, 2012.

First Amended and Restated Sublease Agreement, between CMC and Colt Defense LLC, dated October 26, 2005, as amended effective October 26, 2012 (See Section 5.11 of Services Agreement—2012) and May 1, 2013 (See Section 8 of Amendment of Commercial Rifle MOU) (Formal sublease not yet documented).

Firearms Licensing Agreement, dated September 28, 1994, between New Colt Holding Corp. and Colt’s Manufacturing Company, Inc.

Amended and Restated Trademark License Agreement, dated April 30, 2002, between Colt’s Manufacturing Company, Inc. and Colt Archive Properties LLC.

Trademark License Agreement, dated on or about November 28, 2001, between Colt’s Manufacturing Company, Inc. and Colt Archive Properties LLC.

Manufacturing License Agreement, between Colt Canada Corporation and Colt Defense LLC dated as of November 10, 2005, for the Canadian manufacture of automatic and semi-automatic rifles and carbines to .50 caliber inclusive, and 40 mm grenade launchers, as amended by Amendment 1, dated as of March 25, 2008; Amendment 1A, dated as of August 25, 2008; and Amendment 2, dated as of November 11, 2008.

Amended and Restated Employment Letter, dated February 15, 2012, between Colt’s Manufacturing Company LLC and Dennis Veilleux.

Letter Agreement, dated October 11, 2012, between Dennis Veilleux and Colt’s Manufacturing Company LLC.  This letter agreement states that it supersedes all prior agreements and understandings between the parties with respect to its subject matter, including, without limitation, (i) Mr. Veilleux’s February 29, 2012 change in control agreement, as amended,  (ii) the provisions relating to change in control and termination of his employment or severance benefits in his February 15, 2012 amended and restated employment letter and (iii) his October 1, 2012 letter agreement.

Amended and Restated Employment Letter, dated February 15, 2012, between Colt’s Manufacturing Company LLC and Joyce Rubino.

Letter Agreement, dated October 11, 2012, between Joyce Rubino and Colt’s Manufacturing Company LLC.  This letter agreement states that it supersedes all prior agreements and understandings between the parties with respect to its subject matter, including, without limitation, (i) Ms. Rubino’s February 29, 2012 change in control agreement, as amended,   (ii) the provisions relating to change in control and termination of her employment or severance benefits in her February 15, 2012 amended and restated employment letter and (iii) her October 1, 2012 letter agreement.

Amended and Restated Employment Letter, dated February 15, 2012, between Colt’s Manufacturing Company LLC and Jim Tipton.

Letter Agreement, dated October 11, 2012, between Jim Tipton and Colt’s Manufacturing Company LLC.  This letter agreement states that it supersedes all prior agreements and understandings between the parties with respect to its subject matter, including, without limitation, (i) Mr. Tipton’s February 29, 2012 change in control agreement, as amended,  and (ii) the provisions relating to change in control and termination of his employment or severance benefits in his February 15, 2012 amended and restated employment letter.

Employment Agreement, dated May 21, 1998, between Colt’s Manufacturing Company LLC and Carlton S. Chen.

2

Carlton S. Chen claims to have a valid Change of Control Agreement, dated March 8, 2012, as amended August 15, 2012, between Colt’s Manufacturing Company LLC and himself.  This claim is denied by Colt’s Manufacturing Company LLC and is currently the subject of litigation.

Amended and Restated Employment Letter, dated February 15, 2012, between Colt’s Manufacturing Company LLC and Merrick Alpert.

Merrick Alpert claims to have a valid Change of Control Agreement, dated March 8, 2012, as amended August 15, 2012, between Colt’s Manufacturing Company LLC and himself.  This claim is denied by Colt’s Manufacturing Company LLC and  is currently the subject of litigation.

Option Agreement, dated as of July 12, 2013, between Colt’s Manufacturing Company LLC, Colt Archive Properties LLC, Donald E. Zilkha and John P. Rigas.

Services Agreement, dated  as of July 12, 2013, between Colt Defense LLC, Colt Archive Properties LLC, and Colt’s Manufacturing Company LLC.

Letter of Resignation of Donald E. Zilkha, dated July 12, 2013.

Letter of Resignation of William M. Keys, dated July 12, 2013.

Letter of Resignation of John R. Torell III, dated July 12, 2013.

Letter of Resignation of Abraham Klip, dated July 12, 2013.

Letter of Resignation of David Roth, dated July 12, 2013.

Letter of Resignation of Edward L. Koch, dated July 12, 2013.

Letter of Resignation of Donald Young, dated July 12, 2013.

Agreement and Mutual Release, dated February 15, 2013, by and among New Colt Holding Corp., Colt's Manufacturing Company LLC and William M. Keys.

Amended and Restated Agreement and Mutual Release, dated as of July 12, 2013, by and among New Colt Holding Corp., Colt’s Manufacturing Company LLC, William M. Keys and Donald Zilkha and Edward L. Koch III, as Stockholder Representatives under the Merger Agreement.

Assignment and Assumption Agreement, between Colt Defense LLC and Sciens International Holdings 3 Ltd., dated as of June 5, 2013.

Amended and Restated Limited Liability Company Agreement, of Colt Defense LLC dated as of June 12, 2003 reflecting the amendments adopted as of July 9, 2007, August 11, 2011, March 2012, and June 28, 2013.

Limited Liability Company Interests Purchase Agreement, between Colt Defense LLC, Colt Defense Holding III L.P., and the other purchasers thereunder, dated June 13, 2013.

3

Consulting Services Agreement, between Colt Defense LLC and Sciens Institutional Services LLC, dated July 12, 2013.

Net Lease, by and between NPA Hartford LLC and Colt Defense LLC, dated October 26, 2005.

Amendment of Lease, by and between NPA Hartford LLC and Colt Defense LLC, dated October 25, 2012.

Employee Leasing Agreement, between Colt Defense LLC and Colt Security LLC, effective January 1, 2009.

Commitment of Colt’s Manufacturing Company LLC to William M. Keys as expressed in minutes of Board Meeting of New Colt Holding Corp. and Colt’s Manufacturing Company LLC on January 11, 2013.

Employment Agreement, dated as of October 4, 2010, between Gerald R. Dinkel and Colt Defense LLC.

Amendment of Employment Agreement, dated as of March 20, 2013 between Gerald R. Dinkel and Colt Defense LLC.

Option Agreement, dated as of March 1, 2012 between Gerald R. Dinkel and Colt Defense LLC.

Employment Agreement, dated as of February 1, 2011, between Scott B. Flaherty and Colt Defense LLC.

Option Agreement, dated as of March 1, 2012 between Scott B. Flaherty and Colt Defense LLC.

Option Agreement, dated as of March 1, 2012 between J.  Michael Magouirk and Colt Defense LLC.

Option Agreement, dated as of March 1, 2012 between George W. Casey Jr. and Colt Defense LLC.

Separation Agreement, between James R. Battaglini and Colt Defense LLC dated as of August 25, 2011.

Engagement Letter, dated as of December 1, 2010 between Leslie S. Striedel and Colt Defense LLC.

Letter agreement, dated as of May 22, 2012 between Leslie S. Whicher and Colt Defense LLC.

Letter agreement, dated as of August 30, 2005, between Jeffrey Grody and Colt Defense LLC.

4

Letter agreement, dated as of August 28, 2003, between J. Michael Magouirk and Colt Defense LLC.

Colt Defense LLC Advisory Agreement, between Colt Defense LLC and George W. Casey Jr., dated December 16, 2011.

Solely for disclosure purposes only, Parent pays directors’ fees to members of its Governing Board who are not employees of Parent or Sponsor in the amount of $40,000 per year.   Currently, Gen. George Casey, Lord Guthrie of Craigiebank and Philip Wheeler receive such fees.  All members of the Governing Board recieve reimbursement of reasonable expenses incurred in the performance of their duties as members of the Governing Board.

Limited Liability Company Agreement of Colt’s Manufacturing Company LLC, dated as of June 12, 2003.

Indemnification Agreement, among New Colt Holding Corp., New Colt’s Manufacturing Company, Inc., and Colt Defense LLC, dated as of November 4, 2002.

Non-Disclosure Agreement, between Colt Defense LLC and New Colt Holding Corp. dated August 15, 2012.

Release Agreement, between Sciens Management LLC and William M. Keys, dated February 15, 2013.

Release Agreement, between New Colt L.P. 2 and William M. Keys, dated February 15, 2013.

Release Agreement, between New Colt L.P. and William M. Keys, dated February 15, 2013.

Release Agreement, between John P. Rigas and William M. Keys, dated February 15, 2013.

Release Agreement, between Daniel Standen and William M. Keys, dated February 15, 2013.

Release Agreement, between Donald E. Zilkha and William M. Keys, dated February 15, 2013.

Director and Officers Liability Insurance.

Letter Agreement, between New Colt Holding Corp. and William M. Keys, dated July 12, 2013.

Trademark License Agreement, dated as of July 5, 2013, by and between New Colt Holding Corp. and Colt Archive Properties LLC.

5

Amendment No. 4
To
Credit Agreement

Annex B

Conditions Subsequent

1. Within 5 Business Days of the Amendment No. 4 Effective Date (or such longer period as the Agent may agree to in its sole discretion) Agent shall have received certificates of insurance, together with the endorsements thereto, as are required by Section 5.6 of the Agreement, the form and substance of which shall be satisfactory to the Agent.

2. Within 30 days of the Amendment No. 4 Effective Date (or such longer period as the Agent may agree to in its sole discretion), Agent shall have received Control Agreements, in form and substance satisfactory to Agent, with respect to each Securities Account and Deposit Account of the Loan Parties (other than Excluded Accounts) to the extent required by, or otherwise delivered pursuant to, the Loan Documents by and among ABL Agent, Term Loan Agent, each applicable Loan Party and the applicable depository bank or securities intermediary.

3. Within 30 days of the Amendment No. 4 Effective Date (or such longer period as the Agent may agree to in its sole discretion), Agent shall have received credit card acknowledgments with respect to each credit card agreement with each of the Loan Parties’ credit card processors to the extent delivered pursuant to the Loan Documents.

4. Within 30 days of the Amendment No. 4 Effective Date (or such longer period as the Agent may agree to in its sole discretion), Agent shall have received a Collateral Access Agreement with respect to each of the following locations: (i) 1099 Shady Lane, Kissimee, FL 34744, and (ii) 1660 Tech Avenue, Unit 4, Mississauga, Ontario, Canada.